UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MOBIQUITY TECHNOLOGIES, INC.

(Name of registrant as specified in its charter)

New York	7310	91-1966948
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600 Old Country Road, Suite 541 Garden City, NY 11530 (516) 256-7766
(Address, including zip code, and telephone number, including area code, or registrant’s principal executive offices)

Dean L Julia, Co-Chief Executive Officer 600 Old Country Road, Suite 541 Garden City, NY 11530 (516) 256-7766
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morse & Morse, PLLC

1400 Old Country Road, Suite 302

Westbury, New York 11590

Tel: (516) 487-1446

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer	☐
Accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee (2)
Common Stock, $0.0001 par value per share, issuable pursuant to the Purchase Agreement	15,000,000	$0.60	$9,000,000	$1,159.20
Total	15,000,000		$$9,000,000	$1,159.20

(1)     We are registering 15,000,000 shares of our common stock that we will sell to Aspire Capital fund, LLC (“Aspire” or the “Selling Security Holder”), pursuant to a Common Stock Purchase Agreement (the “Purchase Agreement”) between Aspire and the registrant entered into on March 31, 2014. In the event of stock splits, stock dividends, or similar transactions involving the registrant’s common stock, the number of shares of common stock registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Equity Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)     This offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the closing price of common stock of the Company as reported on the Over-the-Counter Bulletin Board (the “OTCQB”) on April 7, 2014.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholder is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PROSPECTUS, SUBJECT TO COMPLETION, DATED APRIL 14, 2014

MOBIQUITY TECHNOLOGIES, INC.

15,000,000 Shares

Common Stock

This prospectus relates to the sale of up to 15,000,000 shares of our Common Stock by Aspire Capital Fund, LLC. Aspire Capital is also referred to in this prospectus as the selling stockholder. The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive proceeds of up to $15.0 million from the sale of our common stock to the selling stockholder, pursuant to a common stock purchase agreement entered into with the selling stockholder on March 31, 2014, once the registration statement, of which this prospectus is a part, is declared effective.

The selling stockholder is an “underwriter” within the meaning of the Securities Act of 1933, as amended. We will pay the expenses of registering these shares, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder.

Our common stock trades on the OTCQB under the ticker symbol “MOBQ” (formerly “AMKT”) on a limited basis. The OTCQB marketplace has effectively replaced the FINRA operated OTC Bulletin Board (OTCBB) as the primary market for SEC reporting securities that trade off exchanges. On April 7, 2014, the last reported sale price per share of our common stock was $.60 per share.

You should read this prospectus and any prospectus supplement, together with additional information described herein carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________, 2014.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements. References to the “Company,” “we,” “us,” “our” and similar words refer to Mobiquity Technologies, Inc.

Company Overview

Mobiquity Technologies, Inc. (the “Company,” “Mobiquity,” “we” or “our”), is a New York corporation. Through its wholly-owned subsidiary, Mobiquity Networks, Inc., is an advertising technology (Ad Tech) company focusing on connecting Fans (consumers) and Brands through a single platform utilizing Online, Social and Mobile. Mobiquity leverages leading edge mobile technologies including Bluetooth (Push & Beacon BLE), Wi-Fi, NFC (Near Field Communications) and QR (Quick Response) code and employs propriety devices through retail environments to build physical networks. Assets are managed in a single platform creating a new class of consumer engagement and data intelligence.

Our wholly-owned subsidiary, Ace Marketing, Inc., changed its name to Ace Marketing & Promotions, Inc. in September 2013 when our parent corporation, Mobiquity Technologies, Inc. changed its name from Ace Marketing & Promotions, Inc. to its current name. Our subsidiary, Ace, is an Integrated Marketing Company focused on marketing process analysis and technology-based growth acceleration strategies. Ace offers Brand Analysis & Development, Website Analysis & Development, Database Analysis & Building, and Integrated Marketing Campaigns using: direct mail, email marketing, mobile marketing, promotional products and other mediums that help its clients connect with their customers and acquire new business.

The Offering

Common stock being offered by the selling stockholder	15,000,000 shares

Common stock outstanding	61,690,582 (as of April 7, 2014)

Use of proceeds	The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive up to $15.0 million in proceeds from the sale of our common stock to the selling stockholder under the common stock purchase agreement described below. Any proceeds from the selling stockholder that we receive under the purchase agreement are expected be used for working capital and general corporate purposes.

OTCQB Symbol	MOBQ

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in shares of our common stock.

1

Purchase Agreement

On March 31, 2014, we entered into a common stock purchase agreement (referred to in this prospectus as the “Purchase Agreement”), with Aspire Capital Fund, LLC, an Illinois limited liability company (referred to in this prospectus as “Aspire Capital” or the “selling stockholder”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $15.0 million of our shares of common stock over the approximately 24-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital 1,000,000 shares of our common stock as a commitment fee (referred to in this prospectus as the “Commitment Shares”). Upon execution of the Purchase Agreement, we sold to Aspire Capital 1,000,000 shares of common stock (referred to in this prospectus as the “Initial Purchase Shares”). Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital (referred to in this prospectus as the “Registration Rights Agreement”), in which we agreed to file one or more registration statements, including the registration statement of which this prospectus is a part, as permissible and necessary to register under the Securities Act of 1933, as amended, or the Securities Act, the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

As April 7, 2014, there were 61,690,582 shares of our Common Stock outstanding (57,020,610 shares held by non-affiliates, including 2,000,000 shares previously issued to Aspire Capital, representing 92.4% of the non-affiliate shares of Common Stock outstanding as of the date hereof), excluding the additional 13,000,000 shares offered that may be issued to Aspire Capital pursuant to the Purchase Agreement. If all of such 15,000,000 shares of our Common Stock offered hereby were issued and outstanding as of the date hereof, such shares would represent approximately 20% of the total Common Stock outstanding. The number of shares of our Common Stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering 15,000,000 shares of our Common Stock under the Securities Act, which includes the Commitment Shares and Initial Purchase Shares that have already been issued to Aspire Capital and an additional 13,000,000 shares of Common Stock which we may issue to Aspire Capital after this registration statement is declared effective under the Securities Act. All 15,000,000 shares of Common Stock are being offered pursuant to this prospectus.

After the Securities and Exchange Commission has declared effective the registration statement of which this prospectus is a part, on any trading day on which the closing sale price of our Common Stock exceeds $0.16, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”), directing Aspire Capital (as principal) to purchase up to 200,000 shares of our Common Stock per trading day, provided that the aggregate price of such purchase shall not exceed $250,000 per trading day, up to $15.0 million of our Common Stock in the aggregate at a per share price (the “Purchase Price”) calculated by reference to the prevailing market price of our Common Stock (as more specifically described below).

2

In addition, on any date on which we submit a Purchase Notice for 200,000 shares to Aspire Capital and the closing sale price of our stock is equal to or greater than $0.50 per share of Common Stock , we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on the OTCQB on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of shares we may determine (the “VWAP Purchase Share Volume Maximum”) and a minimum trading price (the “VWAP Minimum Price Threshold”) (as more specifically described below). The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) is calculated by reference to the prevailing market price of our common stock (as more specifically described below).

The Purchase Agreement provides that the Company and Aspire Capital shall not affect any sales under the Purchase Agreement on any purchase date where the closing sale price of our common stock is less than $0.16 per share (the “Floor Price”). This Floor Price and the respective prices and share numbers in the preceding paragraphs shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

Summary of the Shares Offered by the Selling Security Holder

Common stock Offered by the Selling Security Holder	15,000,000 shares of Common Stock.

Common Stock Outstanding Before the Offering	61,690,582 as of April 7, 2014

Common Stock Outstanding After the Offering	74,690,582 shares, assuming the sale of all of the shares being registered in this Registration Statement.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holder. However, we will receive proceeds from the sale of our common stock under the Purchase Agreement. The proceeds from the offering will be used for working capital and general corporate purpose. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

OTCQB Symbol	MOBQ

3

SUMMARY FINANCIAL DATA

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Operations

For the Year Ended December 31,

	2013	2012
Total Revenue	$3,157,532	$2,890,652
Loss from operations	$5,860,645	$(3,946,735)
Net loss	$6,087,465	$(4,134,061)
Net loss per common share (basic and diluted)	$(.13)	$(.16)
Weighted average common shares outstanding	$42,438,849	$26,216,795

Statement of Financial Position

For the Years Ended December 31,

	2013	2012
Cash and cash equivalents	$1,740,989	$362,598
Total assets	$3,228,504	$1,846,170
Working Capital	$1,440,495	$561,625
Long term debt	$-0-	$298,376
Stockholders’ equity	$2,243,160	$1,038,984

4

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Forward Looking Statements.” If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.  The extent to which we utilize the Purchase Agreement with Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, the volume of trading in our common stock and the extent to which we are able to secure funds from other sources. The number of shares that we may sell to Aspire Capital under the Purchase Agreement on any given day and during the term of the agreement is limited. See “The Aspire Capital Transaction” section of this prospectus for additional information. Additionally, we and Aspire Capital may not affect any sales of shares of our common stock under the Purchase Agreement during the continuance of an event of default or on any trading day that the closing sale price of our common stock is less than $0.15 per share. Even if we are able to access the full $15.0 million under the Purchase Agreement, we will still need additional capital to fully implement our business, operating and development plans.

When we elect to raise additional funds or additional funds are required, we may raise such funds from time to time through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives, as well as through sales of common stock to Aspire Capital under the Purchase Agreement. Additional equity or debt financing or corporate collaboration and licensing arrangements may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing acquisition, licensing, development and commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected and we may be unable to continue our operations.

History of operating losses.  Since we went public in 2005, we have experienced a continued history of operating losses.  For the years ended December 31, 2013, 2012, and 2011, we incurred a net loss of $6,087,465, $4,134,061 and $2,209,508, respectively. Our operating losses for the past three years are attributable to the general state of the economy and transforming the Company into an advertising technology corporation as described in “Business.” We can provide no assurances that our operations will be profitable in the future. During the fiscal years ended December 31, 2013, 2012 and 2011, we have completed equity financings totaling approximately $5,500,000, $1,900,000 and $2,200,000, respectively.  We can provide no assurances that we will be able to continue to raise additional financing to supplement our liquidity and capital resource needs on terms satisfactory to us if at all.

5

The Company entered into a Convertible Promissory Note which is secured by all the assets of the Company. This Note has a current maturity date of June 12, 2014, but the noteholder has the right to call the Note at any time, which could adversely affect the Company’s liquidity and capital resources. On June 12, 2012, we entered into a Secured Convertible Promissory Note due December 12, 2013 in the amount of $350,000 with TCA Global Credit Master Fund L.P. This Note is secured by all the assets of the Company. On December 12, 2013, Thomas Arnost, a director of the Company, purchased the $350,000 Note from TCA (which principal amount has been reduced to $322,000) and entered into an agreement with the Company to extend the due date of the note until June 12, 2014, subject to his right to call the Note at any time, in addition to certain other conditions. The payment of this Note at maturity or earlier if accelerated by Mr. Arnost at his sole discretion could come at a time when it would not be advantageous to the Company and could materially adversely affect the Company’s liquidity and capital resources. We can provide no assurances that the Company will be able to meet its obligations under the Note and the other Transaction Documents.

We have transformed the Company from an integrated marking company to an advertising technology company and postponed the rollout of our mall-offers platform described in prior Exchange Act filings. We can provide no assurances that our plan of operation will be successful. The Company has evolved from an integrated marketing company to an advertising technology company. Through an increase in both physical and human resources, the Company believes it has built an infrastructure that Management believes is ready to achieve significant revenues through the deployment of its Mobi-Units, Mobi-Beacons and Mobi-Tags as described in “Business.” In this respect, our mall network has expanded to 100 malls and we have increased our employment base and technical staff to 27 employees. In 2013, we upgraded our technology through the improvements offered by Bluetooth 4.0 LE in our Mobi-Beacons. The Company is seeking to realize on the advertising revenue potential of its mall network footprint and in order to concentrate on these sales opportunities, the Company has temporarily postponed the rollout of its mall-offers platform described in prior Exchange Act filings. In 2013, the Company also restructured itself into two operating divisions, namely Ace Marketing and Mobiquity Networks. In 2013, the Company acquired its licensed technology from FuturLink, a transaction at a cost of approximately $160,000 which should substantially reduce the cost of our Mob-Units as they are deployed in malls and other retail locations. Management believes that the foregoing measures should lead to additional sales and increase shareholder value, although no assurances can be given in this regard.

Our advertising technology network is unproven and the establishment of this business may not result in sufficient revenues and profitability to justify the expenditures thereof. Also, revenues to date, have been limited. Through our wholly-owned subsidiary, Mobiquity Networks, Inc., we are now an advertising technology (Ad Tech) company focusing on connecting Fans (consumers) and Brands through a single platform utilizing Online, Social and Mobile. Mobiquity leverages leading edge mobile technologies including Bluetooth (Push & Beacon BLE), Wi-Fi, NFC (Near Field Communications) and QR (Quick Response) code and employs propriety devices through retail environments to build physical networks, including Mobi-Units, Mobi-Beacons and Mobi-Tags. Assets are managed in a single platform creating a new class of consumer engagement and data intelligence. Our data/services include campaign management, analytics and reward programs and special offers to consumers. Through our various agreements with mall developers and strategic partners, we have deployed our physical devices throughout 100 of the top shopping malls throughout the United States. In fiscal 2013, we had net sales of $162,500 from the use of our Mobiquity Network. Our advertising technology network is unproven and the establishment of this business may not result in sufficient revenues and profitability to justify the expenditures thereof.

6

The location-based mobile marketing industry is relatively new. In 2008, we became an authorized distributor, provider and reseller in the United States of mobile advertising solutions, in the location-based mobile advertising industry. In 2013, we purchased the mobile advertising technology from our licensor. We have not generated significant revenue from this new and unproven segment of our business. The ABI Research report published in January 2008 on mobile marketing refers to the industry as still being in its “wild west” years but forecasts it will settle down and become a $24 billion slice of the worldwide marketing and advertising pie by 2013. It estimated there was about $1.8 billion spent in 2007 on all forms of mobile marketing. While Management intends to market our Mobiquity devices as a premier mobile technology, we can provide no assurances that Mobiquity will generate substantial advertising revenues to compete with large, medium and small competitors that are in (or may enter) the Proximity Marketing industry with substantially larger resources and management experience. See “Business.”

Dependence upon our agreements with Simon Property Group, L.L.P. and Eye Corp Pty Ltd. We have partnered with Eye Corp Pty Ltd., (“Eye Corp”) an out-of-home media company which operates the largest mall advertising display network in the United States, to roll-out an expansive network which comprises of retail, dining, transportation, sporting, music, and other high traffic venues. We have signed an exclusive rights agreement with a Top Mall Developer (the "Simon Property Group") to create a location-based mobile marketing network called Mobiquity Networks. The 75 mall agreement runs through December of 2017. Through our relationship with Eye Corp, Mobiquity’s mall network system is also located in 25 premier Macerich malls.  We are dependent upon our agreements with Eye Corp. and Simon Property Group to execute on the development of our Proximity Marketing business and to attempt to achieve profitable operations. We can provide no assurances that our operations will be profitable.

We will need to protect our intellectual property which we acquired from FuturLink which could prove costly. The Company believes that the intellectual property of FuturLink which is now owned by the Company will be a valuable asset to the Company as it moves forward with its technology platform. In the event our intellectual property positions are challenged, invalidated, circumvented or expire, or if we fail to prevail in future intellectual property litigation, our business could be adversely affected.  Our success depends in part on our ability to defend our intellectual property rights. Third parties may seek to challenge, invalidate or circumvent our intellectual property rights. In addition, our intellectual property positions might not protect us against competitors with similar products or technologies because competing products or technologies may not infringe our intellectual property rights.  Also, there are third parties who have patents or pending patent applications that they may claim necessitate payment of a royalty or prevent us from commercializing our proprietary rights in certain territories. Intellectual property disputes are frequent, costly and can preclude, delay or increase the cost of commercialization of products and/or services.

Our industry is highly competitive and we may not be able to compete successfully.  Our Company competes in the advertising technology and location-based mobile marketing business and in all other facets of our business against small, medium and large companies throughout the United States. We can provide no assurances that our business will be able to compete against other companies that may have more financial resources and greater experience than the Company. With respect to our integrated marketing subsidiary, while our competition in this business vertical is extensive with over 20,000 distributors, we believe that there are no companies that dominate the market in which we operate.  Our Company competes within the industry on the basis of service, competitive prices, personnel relationships and competitive commissions to our sales representatives to sell promotional products for us rather than our competitors. Competitors’ advantages over us may include better financing, greater experience, lower margins and better personal relationships than us. In the future, we may be unable to compete successfully and competitive pressures may reduce our revenues.

7

Because we do not manufacture the promotional products we distribute, we are dependent upon third parties for the manufacture and supply of our promotional products.  We obtain all of our promotional products from third-party suppliers, both domestically and overseas primarily in China. We submit purchase orders to our suppliers who are not committed to supply products to us. Therefore, suppliers may be unable to provide the products we need in the quantities we request.  Because we lack control of the actual production of the promotional products we sell, we may be subject to delays caused by interruption in production based on conditions outside of our control. In the event that any of our third-party suppliers were to become unable or unwilling to continue to provide the products in required volumes, we would need to identify and obtain acceptable replacement sources on a timely cost effective basis. There is no guarantee that we will be able to obtain such alternative sources of supply on a timely basis, if at all. An extended interruption in the supply of our products would have an adverse effect on our results of operations, which most likely would adversely affect the value of our common stock.

Our future performance is materially dependent upon our management and their ability to manage our growth. Our future success is substantially dependent upon the efforts and abilities of members of our existing management, particularly Dean L. Julia, Co-Chief Executive Officer, Michael Trepeta, Co-Chief Executive Officer and Sean Trepeta, President of Mobiquity Networks. The loss of the services of these persons could have a material adverse effect on our business. As of April 7, 2014, we have five-year employment agreements with each of Messrs. Julia and M. Trepeta, which agreements renew on March 1st of each calendar year for an additional year unless the executive’s employment agreement is terminated on or before December 30th of the prior calendar year. However, we lack "key man" life insurance policies on any of our officers or employees. Competition for additional qualified management is intense, and we may be unable to attract and retain additional key personnel. The number of management personnel is currently limited and they may be unable to manage our expansion successfully and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

RISKS RELATING TO AN INVESTMENT IN OUR COMMON STOCK

We lack an established trading market for our common stock, and you may be unable to sell your common stock at attractive prices or at all.  There is currently a limited trading market for our common stock in the OTCQB under the symbol "MOBQ." There can be no assurances given that an established public market will be obtained for our common stock or that any public market will last. As a result, we cannot assure you that you will be able to sell your common stock at attractive prices or at all.

The market price for our common stock may be highly volatile.  The market price for our common stock may be highly volatile. A variety of factors may have a significant impact on the market price of our common stock, including:

•	the publication of earnings estimates or other research reports and speculation in the press or investment community;
•	changes in our industry and competitors;
•	our financial condition, results of operations and prospects;
•	any future issuances of our common stock, which may include primary offerings for cash, and the grant or exercise of stock options from time to time;
•	general market and economic conditions; and
•	any outbreak or escalation of hostilities, which could cause a recession or downturn in our economy.

8

In addition, the markets in general can experience extreme price and volume fluctuations that can be unrelated or disproportionate to the operating performance of the companies listed or quoted.  Broad market and industry factors may negatively affect the market price of our common stock, regardless of actual operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against companies. This type of litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which would harm our business.

Provisions of our Certificate of Incorporation and agreements could delay or prevent a change in control of our Company.  Certain provisions of our certificate of incorporation may discourage, delay, or prevent a merger or acquisition that a shareholder may consider favorable. These provisions include:

•	Authority of the board of directors to issue preferred stock; and
•	Prohibition on cumulative voting in the election of directors.

Our future sales of Common Stock by management and other stockholders may have an adverse effect on the then prevailing market price of our Common Stock. In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a fully reporting company under the Securities Exchange Act of 1934, as amended, may, sell their restricted Common Stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate common public information. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their common stock without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

Lack of Independent Directors. The Sarbanes-Oxley Act of 2002 requires us as a public corporation to have an audit committee composed solely of independent directors. Currently, we have no independent directors and lack an Audit Committee of the Board of Directors.  Audit committee communications will have to go directly to board members and addressed with the Board of Directors. We can provide no assurances that we will be able to attract and maintain independent directors on our Board or form an Audit Committee in compliance with Sarbanes-Oxley.

Our Common Stock may be considered “penny stock” and may be difficult to trade. The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our Common Stock may be less than $5.00 per share and, therefore, may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our Common Stock and may affect the ability of investors to sell their Shares.  In addition, since our Common Stock is quoted on the OTCQB, investors may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

9

We do not intend to pay dividends. We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance. As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our relative inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

We may be subject to shareholder litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations. As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may become the target of similar litigation. Securities litigation will result in substantial costs and liabilities and will divert management’s attention and resources.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets.  Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms. The extent to which we utilize the Purchase Agreement with Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, the volume of trading in our common stock and the extent to which we are able to secure funds from other sources. The number of shares that we may sell to Aspire Capital under the Purchase Agreement on any given day and during the term of the agreement is limited. See “The Aspire Capital Transaction” section of this prospectus for additional information. Additionally, we and Aspire Capital may not effect any sales of shares of our common stock under the Purchase Agreement during the continuance of an event of default or on any trading day that the closing sale price of our common stock is less than $0.16 per share. Even if we are able to access the full $15.0 million under the Purchase Agreement, we will still need additional capital to fully implement our business, operating and development plans.

10

When we elect to raise additional funds or additional funds are required, we may raise such funds from time to time through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives, as well as through sales of common stock to Aspire Capital under the Purchase Agreement. Additional equity or debt financing or corporate collaboration and licensing arrangements may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing acquisition, licensing, development and commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected and we may be unable to continue our operations.

The sale of our common stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale of the shares of common stock acquired by Aspire Capital could cause the price of our common stock to decline. We are registering for sale the Commitment Shares (1,000,000 shares) and Initial Purchase Shares that we have issued and an additional 13,000,000 shares that we may sell to Aspire Capital under the Purchase Agreement. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 24 months from the date of this prospectus. The number of shares ultimately offered for sale by Aspire Capital under this prospectus is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our common stock under the Purchase Agreement may cause the trading price of our common stock to decline.

Aspire Capital may ultimately purchase all, some or none of the $15.0 million of common stock that, together with the Commitment Shares, is the subject of this prospectus. Aspire Capital may sell all, some or none of our shares that it holds or comes to hold under the Purchase Agreement. Sales by Aspire Capital of shares acquired pursuant to the Purchase Agreement under the registration statement, of which this prospectus is a part, may result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock by Aspire Capital in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of sales of our shares to Aspire Capital, and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

11

FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions.  These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus, except as may be required under applicable securities laws.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Aspire Capital. We will not receive any proceeds upon the sale of shares by Aspire Capital. However, we may receive proceeds up to $15 million under the Purchase Agreement with Aspire Capital. The proceeds received from the sale of the shares under the Purchase Agreement will be used for working capital and general corporate purposes.  This anticipated use of net proceeds from the sale of our common stock to Aspire Capital under the Purchase Agreement represents our intentions based upon our current plans and business conditions.

DETERMINATION OF OFFERING PRICE

Our common stock currently trades on the OTCQB under the symbol “MOBQ”. The proposed offering price of the Shares of $9,000,000 has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 on the basis of the closing sale price ($.60) of common stock of the Company on April 7, 2014. The Selling Security Holders may sell shares in any manner at the current market price.

The Aspire Capital Transaction

General

On March 31, 2014, we entered into a common stock purchase agreement (referred to in this prospectus as the “Purchase Agreement”), with Aspire Capital Fund, LLC, an Illinois limited liability company (referred to in this prospectus as “Aspire Capital” or the “selling stockholder”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $15.0 million of our shares of common stock over the approximately 24-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital 1,000,000 shares of our common stock as a commitment fee (referred to in this prospectus as the “Commitment Shares”). Upon execution of the Purchase Agreement, we sold to Aspire Capital 1,000,000 shares of common stock (referred to in this prospectus as the “Initial Purchase Shares”). Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital (referred to in this prospectus as the “Registration Rights Agreement”), in which we agreed to file one or more registration statements, including the registration statement of which this prospectus is a part, as permissible and necessary to register under the Securities Act of 1933, as amended, or the Securities Act, the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

12

As April 7, 2014, there were 61,690,582 shares of our Common Stock outstanding (57,020,610 shares held by non-affiliates, including 2,000,000 shares previously issued to Aspire Capital, representing 92.4% of the non-affiliate shares of Common Stock outstanding as of the date hereof), excluding the additional 13,000,000 shares offered that may be issued to Aspire Capital pursuant to the Purchase Agreement. If all of such 15,000,000 shares of our Common Stock offered hereby were issued and outstanding as of the date hereof, such shares would represent approximately 20% of the total Common Stock outstanding. The number of shares of our Common Stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering 15,000,000 shares of our Common Stock under the Securities Act, which includes the Commitment Shares and Initial Purchase Shares that have already been issued to Aspire Capital and an additional 13,000,000 shares of Common Stock which we may issue to Aspire Capital after this registration statement is declared effective under the Securities Act. All 15,000,000 shares of Common Stock are being offered pursuant to this prospectus.

After the Securities and Exchange Commission has declared effective the registration statement of which this prospectus is a part, on any trading day on which the closing sale price of our common stock is not less than $0.16 per share, we have the right, in our sole discretion, to present Aspire Capital with a Purchase Notice, directing Aspire Capital (as principal) to purchase up to 200,000 shares of our common stock per business day, up to $15.0 million of our common stock in the aggregate at a Purchase Price calculated by reference to the prevailing market price of our common stock over the preceding 12-business day period (as more specifically described below); however, no sale pursuant to a Purchase Notice may exceed $250,000 per trading day.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for 200,000 Purchase Shares and out stock price is not less than $0.50 per share, we also have the right, in our sole discretion, to present Aspire Capital with a VWAP Purchase Notice directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on the OTCQB on the next trading day, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold. The VWAP Purchase Price is calculated by reference to the prevailing market price of our common stock (as more specifically described below).

The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our common stock is less than the Floor Price. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

13

Purchase of Shares under the Common Stock Purchase Agreement

Under the common stock Purchase Agreement, on any trading day selected by us on which the closing sale price of our common stock exceeds $0.16 per share, we may direct Aspire Capital to purchase up to 200,000 shares of our common stock per trading day. The Purchase Price of such shares is equal to the lesser of:

•	the lowest sale price of our common stock on the purchase date; or

•	the arithmetic average of the three lowest closing sale prices for our common stock during the twelve consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for purchase of 200,000 shares, we also have the right to direct Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the our common stock traded on the OTCQB on the next trading day, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold, which is equal to the greater of (a) 90% of the closing price of the Company’s common stock on the business day immediately preceding the VWAP Purchase Date or (b) such higher price as set forth by the Company in the VWAP Purchase Notice. The VWAP Purchase Price of such shares is the lower of:

•	the Closing Sale Price on the VWAP Purchase Date; or

•	95% of the volume-weighted average price for our common stock traded on the OTCQB :

o	on the VWAP Purchase Date, if the aggregate shares to be purchased on that date have not exceeded the VWAP Purchase Share Volume Maximum or

o	during that portion of the VWAP Purchase Date until such time as the sooner to occur of (i) the time at which the aggregate shares traded on the OTCQB exceed the VWAP Purchase Share Volume Maximum or (ii) the time at which the sale price of the Company’s common stock falls below the VWAP Minimum Price Threshold.

The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading day(s) used to compute the purchase price. We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

Minimum Share Price

Under the Purchase Agreement, we and Aspire Capital may not effect any sales of shares of our common stock under the Purchase Agreement on any trading day that the closing sale price of our common stock is less than $0.16 per share.

14

Events of Default

Generally, Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following events of default:

•	the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Aspire Capital for sale of our shares of common stock, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement; in connection with any post-effective amendment to such registration statement that is required to be declared effective by the SEC such lapse or unavailability may continue for a period of no more than 40 consecutive business days;

•	the suspension from trading or failure of our common stock to be listed on our principal market for a period of ten consecutive business days;

•	the delisting of our common stock from the OTCQB market place of the OTC Markets, provided however, that in the event the Company’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, Nasdaq Capital Market or the OTCQX market place of the OTC Markets,

•	our transfer agent’s failure to issue to Aspire Capital shares of our common stock which Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;

•	any breach by us of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us, subject to a cure period of five business days;

•	if we become insolvent or are generally unable to pay our debts as they become due; or

•	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Our Termination Rights

The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

No Short-Selling or Hedging by Aspire Capital

Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the 15,000,000 shares registered in this offering. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 24 months from the date of this prospectus. The sale by Aspire Capital of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and/or to be highly volatile. Aspire Capital may ultimately purchase all, some or none of the 13,000,000 shares of common stock not yet issued pursuant to the Purchase Agreement but registered in this offering. After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to Aspire Capital by us pursuant to the Purchase Agreement also may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

15

Percentage of Outstanding Shares after Giving Effect to the Purchased Shares Issued to Aspire Capital

In connection with entering into the Purchase Agreement, we authorized the sale to Aspire Capital of up to $15.0 million of our shares of common stock. However, we estimate that we will sell no more than 14,000,000 shares to Aspire Capital under the Purchase Agreement (exclusive of the Commitment Shares), all of which are included in this offering. Subject to any required approval by our board of directors, we have the right but not the obligation to issue more than the 15,000,000 shares included in this prospectus to Aspire Capital under the Purchase Agreement. In the event we elect to issue more than 15,000,000 shares under the Purchase Agreement, we will be required to file a new registration statement and have it declared effective by the SEC. The number of shares ultimately offered for sale by Aspire Capital in this offering is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement. The following table sets forth the number and percentage of outstanding shares to be held by Aspire Capital after giving effect to the sale of shares of common stock issued to Aspire Capital at varying purchase prices:

Assumed Average Purchase Price for Shares Not Yet Sold	Potential Proceeds to the Company from the Sale of Shares to Aspire Capital (1)	Number of Shares Potentially Issued to Aspire Capital Under the Purchase Agreement (2)	Percentage of Shares Sold to Aspire Capital of the Outstanding Shares After Giving Effect to Such Sales to Aspire Capital (3)
$0.16	$2,580,000	15,000,000	20.08%
$0.25	$3,750,000	15,000,000	20.08%
$0.50	$7,000,000	15,000,000	20.08%
$0.75	$10,250,000	15,000,000	20.08%
$1.00	$13,500,000	15,000,000	20.08%
$1.50	$15,000,000	11,666,667	16.35%
$2.00	$15,000,000	9,250,000	13.42%

(1)	Includes the $500,000 for the 1,000,000 Initial Purchase Shares sold on March 31, 2014.
(2)	Includes the 1,000,000 Commitment Shares and the 1,000,000 Initial Purchase Shares issued on March 31, 2014
(3)	The numerator is the number of shares to be issued to Aspire Capital under the Purchase Agreement set forth in the third column. The denominator is equal to the sum of (i) 59,690,582 shares outstanding as of March 31, 2014 prior to the Company entering into the Purchase Agreement and (ii) the number of shares to be issued to Aspire Capital under the Purchase Agreement set forth in the third column.

16

Selling Stockholder

The selling stockholder may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to the “selling stockholder” in this prospectus, we mean the entity listed in the table below, and its respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholder for whom we are registering shares for sale to the public, the number of shares of common stock beneficially owned by the selling stockholder prior to this offering, the total number of shares of common stock that the selling stockholder may offer pursuant to this prospectus and the number of shares of common stock that the selling stockholder will beneficially own after this offering. Except as noted below, the selling stockholder does not have, or within the past three years has not had, any material relationship with us or any of our predecessors or affiliates and the selling stockholder is not or was not affiliated with registered broker-dealers.

Based on the information provided to us by the selling stockholder, assuming that the selling stockholder sells all of the shares of our common stock beneficially owned by it that have been registered by us and does not acquire any additional shares during the offering, the selling stockholder will not own any shares other than those appearing in the column entitled “Beneficial Ownership After This Offering.” We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933 after the date on which it provided the information set forth in the table below.

	Shares of Common Stock Owned Prior to	Shares of Common Stock	Beneficial Ownership After This Offering (1)
Name	this Offering	Being Offered	Number of Shares	% (2)
Aspire Capital Fund, LLC (3)	2,000,000 (4)	15,000,000	0	0

_______________

* Represents less than 1% of outstanding shares.

(1)	Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholder is under no obligation known to us to sell any shares of common stock at this time.
(2)	Based on 61,690,582 shares of common stock outstanding on April 7, 2014.
(3)	Aspire Capital Partners, LLC is the managing member of Aspire Capital Fund, LLC. SGM Holdings Corp. is the managing member of Aspire Capital Partners, LLC. Steven G. Martin is the president and sole shareholder of SGM Holdings Corp. Erik J. Brown is a principal of Aspire Capital Partners, LLC. Christos Komissopoulos is a principal of Aspire Capital Partners, LLC. Each may be deemed to have shared voting and investment power over shares owned by Aspire Capital Fund, LLC. Each of Aspire Capital Partners, LLC, SGM Holdings Corp., Mr. Martin, Mr. Brown and Mr. Komissopoulos disclaim beneficial ownership of the shares of common stock held by Aspire Capital Fund, LLC. Aspire Capital is not a licensed broker dealer or an affiliate of a licensed broker dealer.
(4)	As of the date hereof, 2,000,000 shares of our common stock have been acquired by Aspire Capital under the Purchase Agreement, consisting of shares we issued to Aspire Capital as a commitment fee and the Initial Purchase Shares sold to Aspire Capital. We may elect in our sole discretion to sell to Aspire Capital up to an additional 13,000,000 shares under the Purchase Agreement and included in this prospectus but Aspire Capital does not presently beneficially own those shares as determined in accordance with the rules of the SEC.

17

Plan of Distribution

The common stock offered by this prospectus is being offered by Aspire Capital, the selling stockholder. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for the common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. Aspire Capital has informed us that each such broker-dealer will receive commissions from Aspire Capital which will not exceed customary brokerage commissions.

Aspire Capital is an “underwriter” within the meaning of the Securities Act.

Neither we nor Aspire Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Aspire Capital, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information. Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount and other compensation to be received by any FINRA member or independent broker-dealer shall not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

18

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Aspire Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.

We have advised Aspire Capital that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We may suspend the sale of shares by Aspire Capital pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus have been sold by Aspire Capital.

19

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus includes 15,000,000 Shares of our common stock offered by the Selling Security Holder. The following description of our common stock is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

The Company is authorized to issue 200,000,000 shares of $0.0001 par value common stock. As of April 7, 2014, the Company had 61,690,582 shares of common stock outstanding. The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, if any, and any other restrictions, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds. The Company and its predecessors have not declared any dividends in the past. Further, the Company does not presently contemplate that there will be any future payment of any dividends on common stock.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of Preferred Stock, $.0001 par value, in series with rights, preferences and privileges as determined by resolution of the Board of Directors. As of the date of this prospectus, no shares of Preferred Stock are issued and outstanding.

Anti-Takeover Provisions

Our Articles of Incorporation and Bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for us. Our Board of Directors may, without action of our stockholders, issue authorized but unissued common stock and preferred stock. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The existence of unissued preferred stock may enable the Board of Directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of us, thereby protecting the continuity of our management. Our shares of preferred stock could therefore be issued quickly with terms that could delay, defer, or prevent a change in control of us, or make removal of management more difficult.

20

BUSINESS

Company Overview

Mobiquity Technologies, Inc., through its wholly-owned subsidiary, Mobiquity Networks, Inc., is an advertising technology (Ad Tech) company focusing on connecting Fans (consumers) and Brands through a single platform utilizing Online, Social and Mobile. Mobiquity leverages leading edge mobile technologies including Bluetooth (Push & Beacon BLE), Wi-Fi, NFC (Near Field Communications) and QR (Quick Response) code and employs propriety devices through retail environments to build physical networks. Assets are managed in a single platform creating a new class of consumer engagement and data intelligence.

Mobiquity Devices

Our Mobiquity devices which are deployed through retail locations to create the Mobiquity network include Mobi-Units, Mobi-Beacons and Mobi-Tags. Mobi-Units utilize both Bluetooth and Wi-Fi to communicate with all devices, including smart phones and feature phones. An advantage of Mobi-Units is that consumers have the choice through an opt-in process to receive only desired content and offers. Additionally, through the use of Wi-Fi, consumer can connect to view content and receive special offers. Mobi-Beacons which utilize Bluetooth LE 4.0, are also part of the Mobi-Unit, and can dramatically enhance the in-app experience through the use of hyper accurate location event data. Mobi-Tags interact with smart phones utilizing QR and NFC and can promote app downloads, social media engagement and database building.

21

Our Single Integrated Platform

The Mobiquity Platform employs a number of core solutions to help us engage with nearly 100% of the mobile market. Our data/services include campaign management, analytics and campaign results and reward programs and special offers to consumers.

The Network

Through our various agreements with mall developer (Simon Property Group) and strategic partners (EYE Corp), we have deployed physical devices throughout 100 of the top shopping malls across the United States. These devices work together to create our NETWORK, which provides advertisers the opportunity to reach millions of mall visitors per month with mobile content and offers when they are most receptive to advertising messages. We are also planning to expand our network into other venues, such as; stadiums, arenas, colleges, airports and retail chains to name a few.

The highlights of our network include the following:

•	100 shopping malls;
•	Represents approximately 120 million monthly shopping visits;
•	Provides access to affluent, highly-sought-after demographic; and
•	National coverage – Top 10+ DMA’s throughout the country, such as but not limited to; New York, Los Angeles and Chicago.

Our location-based mobile marketing network is designed to reach on-the-go shoppers via their mobile devices. We offer extremely targeted messaging engineered to engage and influence shoppers as they move about the mall environment. Mobiquity’s Mobi-Units are strategically placed in shopping malls near entrances, anchor stores, escalators and other high traffic and high dwell time areas. Mobiquity’s Mobi-Unit placement takes advantage of the opportunity to provide a reminder to consumers just before making a purchase decision. These Mobi-Units generate high awareness and brand recognition at the right time and place.

22

Mobiquity Toolkit

We are creating a new class of contextually relevant consumer experience based on time, location, proximity and personalization. Our Mobiquity platform provides advertisers the following:

23

Core Services

The pictures that follow demonstrate practical applications of our Mobi-Units, Mobi-Beacons and Mobi-Tags:

24

25

26

SMART DATA

27

Mobiquity Advantages

•	Ubiquitous technologies allow us to reach nearly 100% of mobile devices.
•	Devices are integrated on a single platform.
•	Platform monitors & reports device activity in real-time, manages campaigns, delivers highly targeted content and provides 3rd Party access to our network through SDK (Software Development Kit) & API (Application Program Interface) integration.
•	Mobiquity has already established a PREMIUM network footprint. Mall-based network reaches a premier demographic.
•	Ready to translate experience to in-store applications.

Acquisition of Intellectual Property of FuturLink

In March 2013, the Company formed as a wholly-owned subsidiary, Mobiquity Wireless, SLU in Spain. Mobiquity Wireless then acquired the assets of FuturLink at a cost of approximately $160,200, which cash was paid from the Company’s current working capital. These assets include, without limitation, the FuturLink technology (U.S. patents and source codes), trademark(s) and access point (proximity marketing) component parts.

As the technology owner, the Company realized immediate benefits and will leverage the hardware and software included in its purchase to expand its mall-based footprint in the United States. The acquisition of FuturLink’s technology and corresponding U.S. patents provides the Company with the flexibility and autonomy to; improve, upgrade and integrate new ideas and cutting edge technologies into its existing platform. This will allow the Company to evolve as new technologies emerge.

The Company believes that the intellectual property of FuturLink which is now owned by the Company will be a valuable asset to the Company as it moves forward with its technology platform. In the event our intellectual property positions are challenged, invalidated, circumvented or expire, or if we fail to prevail in future intellectual property litigation, our business could be adversely affected.  Our success depends in part on our ability to defend our intellectual property rights. Third parties may seek to challenge, invalidate or circumvent our intellectual property rights. In addition, our intellectual property positions might not protect us against competitors with similar products or technologies because competing products or technologies may not infringe our intellectual property rights.  Also, there are third parties who have patents or pending patent applications that they may claim necessitate payment of a royalty or prevent us from commercializing our proprietary rights in certain territories. Intellectual property disputes are frequent, costly and can preclude, delay or increase the cost of commercialization of products and/or services. See “Risk Factors.”

Our Integrated Marketing Subsidiary

Our wholly-owned subsidiary, Ace Marketing, Inc., changed its name to Ace Marketing & Promotions, Inc. in September 2013 when our parent corporation, Mobiquity Technologies, Inc. changed its name from Ace Marketing & Promotions, Inc. to its current name. Our subsidiary, Ace, is an Integrated Marketing Company focused on marketing process analysis and technology-based growth acceleration strategies. Ace offers Brand Analysis & Development, Website Analysis & Development, Database Analysis & Building, and Integrated Marketing Campaigns using: direct mail, email marketing, mobile marketing, promotional products and other mediums that help its clients connect with their customers and acquire new business.

28

Ace Advantages

Ace is an integrated marketing company focused on working with clients to grow their business. Ace offers brand analysis and development, website analysis and development, database analysis and building, and integrated marketing campaigns using: direct mail, email marketing, mobile marketing, promotional products and other mediums that help our clients connect with their customers and acquire new business.

Ace has created a four-step process supported by marketing technology platforms to provide a comprehensive range of capabilities with the goal of having the right client utilize the right message at the right time.

The “Ace Process”

•	Brand analysis and development,

•	Website analysis and development,

•	Database analysis and building, and

•	Integrated marketing campaigns.

29

BRAND ANALYSIS & DEVELOPMENT

Ace’s clients have one chance to make a first impression. Our clients’ brand image creates that impression, and reinforces that message each time their customer interacts with our client’s brands. Our creative department can help each client design a branding strategy for its business that creates the image and lasting impression that each of our clients need. Adding a client’s brand to promotional merchandise is a subtle, yet effective way to drive repeat impressions and awareness of a client’s brand. Well-placed branded merchandise often stays in front of customers for many years, and can offer the lowest cost per impression marketing available today. To achieve the highest level of brand control and innovative style, we can work with each client’s team to create custom merchandise to perfectly reflect the image a client wants to project to its customers. We work with a proven team of domestic and international designers and product manufactures to ensure that each client’s custom products deliver the style and performance within the required cost-structure.

In creating a strong brand, our team must be able to answer each of the following questions:

•	Brand Analysis: Does it send the right message our client’s want?

•	Brand Creation: Have we achieved a professional look?

•	Brand Consistency: Is our client marketing consistent across all mediums?

WEBSITE ANALYSIS & DEVELOPMENT

Ace believes that each client’s business is judged by its website, and if its prospects can’t find our client online, it’s like our client does not exist at all. A recent study by BIA/Kelsey indicates that 97% of consumers go online to research products and services. If they’re not finding the company during their searches, there’s no doubt about it: companies are likely losing a substantial amount of business.

Ace has created a proprietary web development platform (“AcePlace CMS”) that is changing the way websites are developed and maintained. Our platform drastically reduces the programming and coding required to deliver outstanding functionality, and delivers a content management system that puts the control back into our clients’ hands. More importantly, with AcePlace CMS, each client can manage its own branded merchandise/company store, its own in-house database, e-mail, and text marketing communication from a single platform.

Ace’s keys to creating a strong web presence are as follows:

•	Create a strong brand image;

•	Utilize a content management system (CMS);

•	Use AcePlace as a client’s central marketing tool; and

•	Make sure our client’s website is optimized for mobile devices.

30

DATABASE ANALYSIS & BUILDING

Ace works with each client’s existing database(s) to ensure that each client has the most accurate and up-to-date information for its clients including (but not limited to) physical addresses, email addresses and phone numbers. Ace also “Models” the demographic and psychographic characteristics of the customers/clients in its database. Ace utilizes this information to learn even more about each client’s existing customers. Ace can create a demographic/psychographic profile of each client’s ideal customer base. This highly-targeted knowledge can be utilized to accurately identify high-probability prospects in each client’s market area. Ace makes the most of each client’s data by performing the following tasks with the help of our clients:

•	Data Cleaning & Appending: We make sure that our client’s data and information are accurate.

•	Data Modeling: We determine, statistically speaking, which customers should be utilizing our client’s products and services

•	Acquisition Modeling: Then, based on the results of the data modeling, we project who else our clients should be targeting

INTEGRATED MARKETING CAMPAIGNS

The most effective way to increase the response rate and rate of return on investment of each client’s marketing program is to deliver personalized messages that are targeted to the right audience as determined through advanced database management. Each client’s message must then be delivered utilizing the most effective medium for the intended customer. Ace provides integrated platforms that deliver the right message to the right client using the right delivery method.

Each multi-channel marketing capabilities include the following:

•	Branded merchandise;

•	Direct mail marketing;

•	E-Mail marketing; and

•	Mobile marketing.

Our Distribution and Marketing Strategy

Key elements of our distribution and marketing strategy are as follows:

•	We have created a suite of solutions for one stop shopping. With our suite of solutions in place, Ace now offer its clients and potential clients the ability to work smarter in addressing their marketing needs by leveraging technology platforms. The services and technology platforms assembled provide our clients with an exceptional mix of solutions for reaching their customers in ways that were previously impossible. Clients have the ability to choose a single marketing or a complete package of solutions working together seamlessly. By offering the entire suite of solutions, the need for multiple vendors has been eliminated, and Ace can be a single source provider of brand marketing, advanced integrated marketing platforms, mobile marketing, social networks, website development and digital media.

•	Creating awareness of our products, services and facilities. Our revenues are derived from existing customers and new customers through word of mouth recommendations, attendance at trade shows and our sales representatives.

•	Providing generous incentives to our sales people to increase performance levels. We offer competitive commissions in addition to back office support and research assistance to allow our independent sales representatives to optimize their sales time and to provide them with adequate incentives to sell promotional products to our customers rather than for our competitors.

•	Provide research, consulting, design and fulfillment services to our customers to increase profitability. We design promotional products for our customers and provide consulting services in connection therewith. We utilize licensed research software technology and order entry systems in conjunction to our own proprietary software that enables us to provide the best services to our customers in the timeliest fashion possible.

31

Competition

Our Company competes in the advertising technology and location-based mobile marketing business and in all other facets of our business against small, medium and large companies throughout the United States. We can provide no assurances that our business will be able to compete against other companies that may have more financial resources and greater experience than the Company.

With respect to our integrated marketing subsidiary, while our competition in this business vertical is extensive with over 20,000 distributors, we believe that there are no companies that dominate the market in which we operate.  Our Company competes within the industry on the basis of service, competitive prices, personnel relationships and competitive commissions to our sales representatives to sell promotional products for us rather than our competitors. Competitors’ advantages over us may include better financing, greater experience, lower margins and better personal relationships than us.

Employees

As of March 12, 2014, we had 27 full time employees, including executive management, technical personnel, salespeople, and support staff employees. We also utilize four additional firms/persons who provide services to us on a non-exclusive basis as independent consultants.

Properties

In February 2012, the Company entered into a 63-month lease agreement for new executive office space of approximately 4,200 square feet located at 600 Old Country Road, Suite 541, Garden City, NY 11530. The annual rent under this office facility for the first year is estimated at $127,000, including electricity, subject to an annual increase of 3%. In the event of a default in which the Company is evicted from the office space, Mobiquity would be responsible to the landlord for an additional payment of rent of $160,000 in the first year of the lease, an additional payment of $106,667 in the second year of the lease and an additional payment of rent of $53,333 in the third year of the lease. Such additional rent would be payable at the discretion of the Company in cash or in Common Stock of the Company.

We lease approximately 2,000 square feet of space, expiring in November 2014, at an annual cost of approximately $28,600 (inclusive of taxes) at 1105 Portion Road, Farmingville, NY 11738.

In March 2013, we entered into a two-year lease for approximately a 1,200 square foot facility of office and warehouse space in Barcelona, Spain, at monthly cost of approximately $2,200.

Legal Proceedings

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

32

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

The Company is an advertising technology (Ad Tech) company focusing on connecting Fans (consumers) and Brands through a single platform utilizing Online, Social and Mobile. Mobiquity leverages leading edge mobile technologies including Bluetooth (Push & Beacon BLE), Wi-Fi, NFC (Near Field Communications) and QR (Quick Response) code and employs propriety devices through retail environments to build physical networks. Assets are managed in a single platform creating a new class of consumer engagement and data intelligence.

Our wholly-owned subsidiary, Ace Marketing, Inc., changed its name to Ace Marketing & Promotions, Inc. in September 2013 when our parent corporation, Mobiquity Technologies, Inc. changed its name from Ace Marketing & Promotions, Inc. to its current name. Our subsidiary, Ace, is an Integrated Marketing Company focused on marketing process analysis and technology-based growth acceleration strategies. Ace offers Brand Analysis & Development, Website Analysis & Development, Database Analysis & Building, and Integrated Marketing Campaigns using: direct mail, email marketing, mobile marketing, promotional products and other mediums that help its clients connect with their customers and acquire new business.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States.  The preparation of financial statements requires management to make estimates and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our financial statements.

REVENUE RECOGNITION - Revenue is recognized when title and risk of loss transfers to the customer and the earnings process is complete. In general, title passes to our customers upon the customer's receipt of the merchandise. Revenue is recognized on a gross basis since the Company has the risks and rewards of ownership, latitude in selection of vendors and pricing, and bears all credit risk. Advance payments made by customers are included in customer deposits.

ALLOWANCE FOR DOUBTFUL ACCOUNTS. We are required to make judgments based on historical experience and future expectations, as to the realizability of our accounts receivable. We make these assessments based on the following factors: (a) historical experience, (b) customer concentrations, customer credit worthiness, (d) current economic conditions, and (e) changes in customer payment terms.

33

ACCOUNTING FOR STOCK BASED COMPENSATION. Stock based compensation cost is measured at the grant date fair value of the award and is recognized as expense over the requisite service period.  The Company uses the Black-Sholes option-pricing model to determine fair value of the awards, which involves certain subjective assumptions.  These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (“expected term”), the estimated volatility of the Company’s common stock price over the expected term (“volatility”) and the number of options for which vesting requirements will not be completed (“forfeitures”). Changes in the subjective assumptions can materially affect estimates of fair value stock-based compensation, and the related amount recognized on the consolidated statements of operations.

Plan of Operation

The Company has evolved from an integrated marketing company to an advertising technology company. Through an increase in both physical and human resources, the Company believes it has built an infrastructure that Management believes is ready to achieve significant revenues through the deployment of its Mobi-Units, Mobi-Beacons and Mobi-Tags as described in “Business.” In this respect, our mall network has expanded to 100 malls and we have increased our employment base and technical staff to 27 employees. In 2013, we upgraded our technology through the improvements offered by Bluetooth 4.0 LE in our Mobi-beacons. The Company is seeking to realize on the advertising revenue potential of its mall network footprint and in order to concentrate on these sales opportunities, the Company has temporarily postponed the rollout of its mall-offers platform described in prior Exchange Act filings. In 2013, the Company also restructured itself into two operating divisions, namely Ace Marketing and Mobiquity Networks. In 2013, the Company acquired its licensed technology from FuturLink, a transaction at a cost of approximately $160,000 which should substantially reduce the cost of our Mob-Units as they are deployed in malls and other retail locations. Management believes that the foregoing measures should lead to additional sales and increase shareholder value, although no assurances can be given in this regard.

The Company anticipates continuing to rely on external financing from sales of its common stock to support its operations until cash flow from operations has a positive impact on operations, although no assurances can be given in this regard.

Results of Operations

2013 versus 2012

The following table sets forth certain selected condensed statement of operations data for the periods indicated in dollars. In addition, we note that the period-to-period comparison may not be indicative of future performance.

	Years Ended December 31
	2013	2012
Revenue	$3,157,532	$2,890,652
Cost of Revenues	2,353,095	2,170,265
Gross Profit	804,437	720,387
Operating Expenses	6,665,082	4,667,122
Loss from operations	(5,860,645)	(3,946,735)
Net Loss	(6,087,465)	(4,134,061)
Preferred Stock Dividend	–	–
Net Loss Allocable to Common Stockholders	(6,087,465)	(4,134,061)
Net (Loss) per common Share	(.14)	(.16)
Weighted average common Shares outstanding	42,438,849	26,216,795

34

We generated revenues of $3,157,532 for 2013 compared to $2,890,652 in 2012.  The change in revenues of $266,880 in 2013 compared to 2012 is due to the increased efforts of our sales force. Additionally, we also anticipate our revenues to increase in our Mobiquity Networks subsidiary due to the implementation of our Mobi-Beacons and more advertisers utilizing our mall network.

Cost of revenues was $2,353,095 or 74.5% of revenues for 2013 compared to $2,170,265 or 75.1% of revenues for 2012. Cost of revenues includes purchases and freight costs associated with the delivery of merchandise to our customers.

Gross profit was $804,437 for 2013 or 25.5% of net revenues compared to $720,387 in the same period of 2012 or 24.9% of revenues. Gross profits will vary period-to-period depending upon a number of factors including the mix of items sold and the volume of product sold. Also, it is our practice to pass freight costs on to our customers with low to no profit margin. As advertising revenue from the use of our Mobiquity devices increases, it is expected that our margins will increase significantly. At the current time, revenues from the use of our Mobiquity devices are not a material portion of our consolidated revenues.

Selling, general, and administrative expenses were $6,665,082 for 2013 as compared to $4,667,122 for 2012. Such costs include payroll and related expenses, commissions, insurance, rents, professional, consulting and public awareness fees. The overall increase of $1,997,960 was primarily due to an increase in consulting and professional fees of $507,595, $490,944 increase in payroll, $283,832 increase in non-cash stock based compensation, $177,232 increase in commissions, $134,877 increase in rents for our proximity marketing division and $62,403 increase in insurance. These increases can be attributed to the growth and expansion of the Mobiquity Network subsidiary. We believe that the additional expenses included in fiscal 2013 in both physical and human resources will position us to anticipate revenue growth in Mobiquity Networks for 2014.

Our net loss was $6,087,465 for 2013 compared to a net loss of $4,134,061 for 2012. The increase in our loss from operations for 2013 as compared to the comparable period of the prior year was primarily due to the cost of growing our infrastructure within Mobiquity Networks, the additional sales time it is taking to develop our Mobiquity Networks sales and substantial increases in non-cash stock based compensation, rent, commissions, insurance, professional fees and payroll expense as described herein. No benefit for income taxes is provided for 2013 and 2012 due to the full valuation allowance on the net deferred tax assets. Our ability to be profitable in the future is dependent upon the successful introduction and usage of our location-based mobile marketing services by advertisers.

Liquidity and Capital Resources

The Company had cash and cash equivalents of $1,740,989 at December 31, 2013.

Cash used by operating activities for the year ended December 31, 2013 was $3,692,630. This resulted from a net loss of $6,087,465, partially offset by non-cash expenses, including depreciation and amortization of $289,289, stock based compensation of $1,765,074, amortization of deferred financing costs of $51,624 and recognition of beneficial conversion feature of $116,667. Additionally, working capital components of current assets and current liabilities, to the exclusion of cash, provided $170,913. Cash used in investing activities amounted to $309,611, which funds were used to acquire property and equipment primarily for purchases of proximity marketing boxes.  Cash provided by financing activities of $5,380,632 was the result of the sale of our company common stock, net of offering costs.

35

Cash used by operating activities for the year ended December 31, 2012 was $2,124,033. This resulted primarily from a net loss of $4,134,061, partially offset by stock based compensation of $1,481,242, a decrease in accounts receivable and prepaid expenses of $149,972 and depreciation and amortization of $233,825. Cash was used in investing activities of $272,013, which funds were used to acquire property and equipment primarily for purchases of proximity marketing boxes.  Cash provided by financing activities of $2,153,081 was the result of the sale of our company common stock of $1,887,556 and $265,525 in proceeds received from a secured loan transaction pursuant to which the Company borrowed $350,000 in principal due December 12, 2013.

Our company commenced operations in 1998 and was initially funded by our three founders, each of whom has made demand loans to our Company that have been repaid. Since 1999, we have relied on equity financing and borrowings from outside investors to supplement our cash flow from operations.

We anticipate that our future liquidity requirements will arise from the need to finance our accounts receivable and inventories, hire additional sales persons and capital expenditures. The primary sources of funding for such requirements will be cash generated from operations, raising additional capital from the sale of equity or other securities and borrowings under debt facilities which currently do not exist. We believe that we can generate sufficient cash flow from these sources to fund our operations for at least the next fifteen months.

Recent Financings

During 2013, the Company raised $5,562,816 in gross proceeds from the sale of its Common Stock at $.30 per share. Pursuant to said offering, the Company sold 19,125,006 shares of its Common Stock and Class BB Warrants to purchase 9,562,503 shares of Common Stock exercisable at $.50 per share through December 15, 2017. A total of $150,000 of commissions was paid to a licensed member of FINRA together with Warrants to purchase 625,000 shares. Exemption from registration for the sale of the aforementioned securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended. Thomas Arnost, Sean Trepeta and Sean McDonnell, officers and directors of the Company, purchased $200,000, $90,000 and $50,000, respectively, of securities pursuant to said offering.

Between January 1, 2014 and the date of this report, the Company has raised gross proceeds of $2,160,300 from the sale of its Common Stock (including $175,000 of the stock subscription receivables) at $.30 per share. In connection with this private placement offering, the Company has issued 7,201,000 shares of Common Stock and Class BB Warrants to purchase 3,600,500 shares of Common Stock at an exercise price of $.50 per share through December 15, 2017.

On March 31, 2014, the Company raised gross proceeds of $500,000 from the sale of 1,000,000 shares of its restricted Common Stock pursuant to a Purchase Agreement with Aspire Capital. The Company also issued a commitment fee of 1,000,000 shares in connection with the Purchase Agreement.

36

Entry into an Agreement with Aspire Capital

On March 31, 2014, we entered into a common stock purchase agreement (referred to in this prospectus as the “Purchase Agreement”), with Aspire Capital Fund, LLC, an Illinois limited liability company (referred to in this prospectus as “Aspire Capital” or the “selling stockholder”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $15.0 million of our shares of common stock over the approximately 24-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital 1,000,000 shares of our common stock as a commitment fee (referred to in this prospectus as the “Commitment Shares”). Upon execution of the Purchase Agreement, we sold to Aspire Capital 1,000,000 shares of common stock (referred to in this prospectus as the “Initial Purchase Shares”). Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital (referred to in this prospectus as the “Registration Rights Agreement”), in which we agreed to file one or more registration statements, including the registration statement of which this prospectus is a part, as permissible and necessary to register under the Securities Act of 1933, as amended, or the Securities Act, the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

As April 7, 2014, there were 61,690,582 shares of our Common Stock outstanding (57,020,610 shares held by non-affiliates, including 2,000,000 shares previously issued to Aspire Capital, representing 92.4% of the non-affiliate shares of Common Stock outstanding as of the date hereof), excluding the additional 13,000,000 shares offered that may be issued to Aspire Capital pursuant to the Purchase Agreement. If all of such 15,000,000 shares of our Common Stock offered hereby were issued and outstanding as of the date hereof, such shares would represent approximately 20% of the total Common Stock outstanding. The number of shares of our Common Stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering 15,000,000 shares of our Common Stock under the Securities Act, which includes the Commitment Shares and Initial Purchase Shares that have already been issued to Aspire Capital and an additional 13,000,000 shares of Common Stock which we may issue to Aspire Capital after this registration statement is declared effective under the Securities Act. All 15,000,000 shares of Common Stock are being offered pursuant to this prospectus.

After the Securities and Exchange Commission has declared effective the registration statement of which this prospectus is a part, on any trading day on which the closing sale price of our Common Stock exceeds $0.16, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”), directing Aspire Capital (as principal) to purchase up to 200,000 shares of our Common Stock per trading day, provided that the aggregate price of such purchase shall not exceed $250,000 per trading day, up to $15.0 million of our Common Stock in the aggregate at a per share price (the “Purchase Price”) calculated by reference to the prevailing market price of our Common Stock (as more specifically described below).

In addition, on any date on which we submit a Purchase Notice for 200,000 shares to Aspire Capital and the closing sale price of our stock is equal to or greater than $0.50 per share of Common Stock , we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on the OTCQB on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of shares we may determine (the “VWAP Purchase Share Volume Maximum”) and a minimum trading price (the “VWAP Minimum Price Threshold”) (as more specifically described below). The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) is calculated by reference to the prevailing market price of our common stock (as more specifically described below).

37

The Purchase Agreement provides that the Company and Aspire Capital shall not affect any sales under the Purchase Agreement on any purchase date where the closing sale price of our common stock is less than $0.16 per share (the “Floor Price”). This Floor Price and the respective prices and share numbers in the preceding paragraphs shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us. See “Risk Factors” and the first risk factor titled “We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.”

Entry into a Secured Promissory Note

In June 2012, the Company issued a convertible promissory note in the principal amount of $350,000 to TCA Global Credit Master Fund, an institutional lender, secured by all of the assets of the Company. In December 2012, Thomas Arnost, a director of Mobiquity, purchased from TCA Global Credit Master Fund, the Company’s outstanding convertible promissory note in the amount of $350,000. Subsequently, Mr. Arnost and the Company agreed to fix the conversion price of the note at $.30 per share, extend the due date of the Note to June 12, 2014, subject to Mr. Arnost’s right to call the note at any time in his sole discretion, and increase the interest rate to 15% per annum. The Company has the right to prepay the note, subject to Mr. Arnost’s right of conversion.

MARKET INFORMATION

Purchases of Equity Securities.

Our Common Stock trades on the OTCQB under the symbol "MOBQ" (formerly “AMKT”) on a limited basis. The OTCQB marketplace has effectively replaced the FINRA operated OTC Bulletin Board (OTCBB) as the primary market for SEC reporting securities that trade off exchanges. The following table sets forth the range of high and low sales prices of our Common Stock for the last two fiscal years.

Quarters Ended	High	Low
March 31, 2012	$1.00	.38
June 30, 2012	.85	.37
September 30, 2012	.64	.25
December 31, 2012	.54	.21
March 31, 2013	.50	.20
June 30, 2013	.60	.37
September 30, 2013	.55	.33
December 31, 2013	.53	.32

The closing sales price on April 7, 2014 was $.60 per share. All quotations provided herein reflect inter-dealer prices, without retail mark-up, markdown or commissions.

38

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a fully reporting company under the Securities Exchange Act of 1934, as amended, may, sell their restricted Common Stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate common public information. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their common stock without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock. See "Risk Factors."

As of April 7, 2014, there were approximately 175 holders of record of our common stock, although we believe that there are other persons who are beneficial owners of our common stock held in street name. Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004.

DIVIDEND POLICY

We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business.  Our Board of Directors will determine our future dividend policy on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Recent History of auditor changes:

Our financial statements were previously audited by the firm of Peter Messineo, CPA (“PM”). In December 2012 Peter Messineo, CPA merged into the firm known as DKM Certified Public Accountants (“DKM”). DKM had audited our previous financial statement for the year ending December 31, 2012. In April 2013 the agreement of DKM and PM was terminated. On May 6, 2013 the Company engaged, Messineo & Co., CPAs, LLC, which is the successor continuation of the original audit firm (PM).

DKM's report on the financial statements for the year ended December 31, 2012 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting. Our filings include DKM’s report.

39

MANAGEMENT

The names, ages and principal occupations of the Company's present officers and directors are listed below.

		FIRST BECAME DIRECTOR
NAME (1) (2)	AGE	AND/OR OFFICER	POSITION

Dean L. Julia	46	1998	Co-Chief Executive Officer/Secretary/Treasurer/Director/Co-Founder
Michael D. Trepeta	42	1998	Co-Chief Executive Officer/President/Director/Co-Founder
Sean McDonnell	53	2005	Chief Financial Officer
Thomas Arnost (3)	67	2011	Chairman of the Board
Sean Trepeta	46	2011	Director/President of Mobiquity Networks

_______________

(1)	Directors are elected at the annual meeting of stockholders and hold office until the following annual meeting.
(2)	There is currently a vacancy on the Board of Directors.
(3)	Thomas Arnost is Chairman of the Board but not an executive officer.

The terms of all officers expire at the annual meeting of directors following the annual stockholders meeting. Officers serve at the pleasure of the Board and may be removed, either with or without cause, by the Board of Directors, and a successor elected by a majority vote of the Board of Directors, at any time.

MANAGEMENT TEAM

Our officers, directors and founders each have experience in the development of early stage companies including business strategies, products and services and financing.

DEAN L. JULIA

Mr. Julia holds a Bachelor of Business Administration from Hofstra University received in 1990. From 1991-1996, Mr. Julia worked at various Investment Banks where he was involved in the funding of numerous IPO's in the Bio Technology and Communications sectors. From September 1996 through February 1998, Mr. Julia served as President and Chief Executive Officer of DLJ Consulting, a financial intermediary consultant for public and private companies. In 1998, Mr. Julia co-founded Mobiquity and became an officer, director and principal stockholder of the company. He continues to serve as Co-CEO of Mobiquity where he sets overall strategy and continually fosters key relationships with technology partners and developers. Mr. Julia also serves as COO of Mobiquity’s wholly-owned subsidiary, Mobiquity Networks, where he is responsible for the integration of the sales and IT departments of Mobiquity with the creative, IT and database departments of Mobiquity. He continues to set all operational strategies for scaling each department to meet the demands of managing and maintaining the aggressive expansion of the national proximity marketing network. Mr. Julia is a founder of the Company, has demonstrated his management ability at senior levels, he has served on the board since its inception and he is expected to continue to serve on the Board.

40

MICHAEL D. TREPETA

Mr. Trepeta received a Bachelor of Science Degree in Applied Economics and Business Management with a minor in Communications from Cornell University in 1993. From 1993-1996, Mr. Trepeta worked as a stockbroker and was involved in the funding of numerous development-stage and growth companies. From September of 1996 through February 1998, he served as President of MDT Consulting Group, Inc., a corporation contracted by various companies to serve as a financial intermediary to investment bankers and to assist in developing products, services, and business strategies. In 1998, Mr. Trepeta co-founded Mobiquity as an officer, director and principal owner of the company. He continues to set the strategy for all integrated marketing efforts at Mobiquity through the development of models and solutions that leverage the attributes of cutting edge marketing technologies. As Co-CEO of Mobiquity and as Chief Executive Officer of its wholly-owned subsidiary, Mobiquity Networks, Mr. Trepeta is responsible for setting strategy for the continued roll-out of Mobiquity's national proximity marketing network by securing long term strategic partnerships with key property owners and management companies while simultaneously forming key partnerships with out of home agencies who control the media assets within those properties. Mr. Trepeta, a founder of the Company, has demonstrated his management ability at senior levels and he is expected to continue to serve on the board.

SEAN MCDONNELL

Sean J. McDonnell, Certified Public Accountant, has been self-employed and in private accounting practice since January 1990 handling many different types of business entities and associations. Mr. McDonnell has spent much of his time helping his customers grow their companies and acquire financing for the purchase of buildings and equipment. Prior to starting his own practice, he was employed from 1985 - 1990 as a senior staff member in the accounting firm of Breiner & Bodian CPA's. After graduating from Dowling College in 1984, he was employed by Kenneth Silver C.P.A. from 1984 - 1985. He is currently serving on the boards of the Police Athletic League, North East Youth Sports Association and Sound Beach Soccer Club, Inc. Mr. McDonnell has served as our Chief Financial Officer since January 3, 2005 and currently as an employee, he devotes such time to our affairs as is necessary for the performance of his duties.

THOMAS ARNOST

Mr. Thomas Arnost previously served as the Co-President of Univision Communications, Inc. Station Group, where he joined the company in 1994. He served as the Co-President of Univision Television Group, from 1997 to 2006, and prior to that as Executive Vice President of Univision Television Group from 1994 to 1996. In 2002, Mr. Arnost helped in successful launch of the Telefutura Station Group, which has since, significantly contributed to Univision's overall revenue growth and market value. During his tenure with Univision, total station group revenue grew from under $120 million in 1993 to approximately $700 million in 2006. Also during his tenure, the Company’s market value grew from roughly $500 million to over $14 billion. Mr. Arnost has been a director of the Company since December 2011. Mr. Arnost’s extensive business, financial, management and leadership experience in the telecommunications industry particularly qualifies him for serving on the Company’s board as an independent director.

SEAN TREPETA

Prior to joining the Mobiquity Networks team in May of 2011, Mr. Trepeta was President of Varsity Networks, a leading online portal dedicated to serving the High School sports market. While at Varsity Networks, Mr. Trepeta grew the network to include over 10,000 high school team websites and was responsible for growing web traffic to include millions of monthly visitors and registered users across the country allowing for additional revenue streams through the placement of online advertising by major national brands. Prior to this, Mr. Trepeta was the President and Co-Founder of OPEX Communications, Inc., a leading telecommunication service provider which was located in Chicago, specializing in traditional long-distance, wireless, and dedicated services. Mr. Trepeta increased sales and was able to grow the company through agents and the Internet to $48 million in annual sales before selling OPEX in 2006. Before working for OPEX, Mr. Trepeta was the vice president of sales and marketing for the US Buying Group, Inc. responsible for developing a small business-buying program, which included value added services such as overnight shipping, office supplies, and computer software products, as well as a full line of telecommunications services. Mr. Trepeta also developed and implemented the agent and carrier divisions of USBG. Prior to joining USBG, he was with MCI Telecommunications and NYNEX in New York City. As President of Mobiquity Networks, Mr. Trepeta is responsible for once again setting all sales and marketing strategies internally as well as handling the relationship and training of the national sales force of Mobiquity's key out of home Mall Media partner, EYE Corp. He continues to foster strategic relationships with agencies and national brands. Mr. Trepeta holds a Bachelor of Science degree from the State University of New York at Cortland. Mr., Trepeta has been a director of the Company since December 2011. Mr. Trepeta’s extensive sales and marketing experience and management experience in the telecommunications industry qualifies him for serving on the Company’s board of directors.

41

Key Person

Paul Bauersfeld, Chief Technology Officer, is a non-executive officer of the Company, but key employee. Mr. Bauersfeld is a technology executive and engineer with over 20 years’ experience in software product development and entrepreneurial organizations. He founded Varsity Networks, a leading online media and services company dedicated to serving the local sports market through technology. Mr. Bauersfeld served as CEO and expanded the network to include over 10,000 local sports communities with millions of monthly visitors. Prior to Varsity Networks, Mr. Bauersfeld has held positions at a number of Fortune 100 and startup companies in the technology and media industries. He has also acted as an advisor to a number of technology start-ups. Mr. Bauersfeld’s roles have included Co-founder and CEO of MessageOne (Acquired by Dell), VP of ecommerce at Ziff-Davis, Technology Director at Viacom’s Nickelodeon Online, Founder of GiftOne (Acquired by Skymall) as well as engineering positions at Apple Computer and Xerox Corporation. Mr. Bauersfeld has a BS in Electrical Engineering from Rochester Institute of Technology.

Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the General Corporation Law of the State of New York and our By-Laws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC and any applicable securities exchange.

Director Qualifications and Diversity

The board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or shall have achieved a high level of distinction in their chosen fields. The board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the finance and capital market industries.

In evaluating nominations to the Board of Directors, our Board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to the full board for oversight. These risks include, without limitation, the following:

Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Risks and exposures relating to corporate governance; and management and director succession planning.

Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

42

Board Leadership Structure

In accordance with the Company's By-Laws, the Chairman of the Board, Thomas Arnost, presides at all meetings of the Board. Currently, the offices of Chairman of the Board and Chief Executive Officer are separated, although the Company has no fixed policy with respect to the separation of these titles. The Chairman of the Board is a non-executive officer of the Company.

Lack of Committees

Our Company has no audit, compensation or nominating committees of our board of directors or committees performing similar functions. The audit committee communications will go directly to the board members until such time as an audit committee is formed.

Under the National Association of Securities Dealers Automated Quotations definition, an “independent director” means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board’s discretion in determining director independence is not completely unfettered. Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $120,000 during the current or past three fiscal years;  (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of Mobiquity has served on that company’s compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of Mobiquity’s outside auditor.

The term “Financial Expert” is defined under the Sarbanes-Oxley Act of 2002, as amended, as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

The Company may in the future form an audit committee to consist of one or more independent directors. In the event an audit committee is established, of which there can be no assurances given, its first responsibility would be to adopt a written charter.  Such charter would be expected to include, among other things:

•	being directly responsible for the appointment, compensation and oversight of our independent auditor, which shall report directly to the audit committee, including resolution of disagreements between management and the auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work;

•	annually reviewing and reassessing the adequacy of the committee’s formal charter;

•	reviewing the annual audited financial statements with our management and the independent auditors and the adequacy of our internal accounting controls;

•	reviewing analyses prepared by our management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	reviewing the independence of the independent auditors;

•	reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or its management;

•	reviewing all related party transactions on an ongoing basis for potential conflict of interest situations; and

•	all responsibilities given to the audit committee by virtue of the Sarbanes-Oxley Act of 2002, which was signed into law by President George W. Bush on July 30, 2002.

43

Lack of Independent Directors

During 2013, Domenico Iannucci and Thomas Arnost each serviced as independent directors of the Company until Mr. Iannucci resigned from the board in December 2013 and Mr. Arnost became a secured creditor of the Company as described below. Mr. Iannucci was replaced by Robert Hussey as a member of the Board in December 2013; however, Mr. Hussey subsequently resigned from the board in February 2013.

Currently, the Company has four directors, including three members of Management and Thomas Arnost. Prior to December 2013, Management deemed Mr. Arnost to be an independent director as defined under the Exchange Act and the NASDAQ definition described under “Lack of Committees.” However, in December 2013, Mr. Arnost purchased the secured debt in the principal amount of $350,000 from TCA Global Master Fund and entered into an agreement to modify the terms of the note so that the note bears interest at the rate of 15% per annum, is convertible at a fixed price of $.30 per share, and will become due and payable on June 12, 2014, subject to Mr. Arnost’s right to call the note at any time in his sole discretion and the Company’s right to prepay the note, subject to Mr. Arnost’s right of conversion. As a result of Mr. Arnost becoming a secured debt holder of the Company, as April 7, 2014, the Company believes that Mr. Arnost as a secured creditor of the Company may not be deemed to be an independent director, as his security interest may interfere with his judgment as an independent director. Also, Mr. Arnost is eligible to receive certain consulting fees from the Company outside of his services as a director. Accordingly, the Company does not consider Mr. Arnost to be an independent director of the Company at this time.

44

EXECUTIVE COMPENSATION

The following table sets forth the overall compensation earned over the fiscal year ended December 31, 2013 and 2012 by (1) each person who served as the principal executive officer of the Company during fiscal year 2013 and 2012; (2) the Company’s most highly compensated (up to a maximum of two) executive officers as of December 31, 2013 and 2012 with compensation during fiscal year 2013 and 2012 of $100,000 or more; and (3) those two individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of the Company as of December 31, 2013.

					Salary Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards	Options Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)(3)	Total ($)
Dean L. Julia	2012	$293,710	$–	–	$63,000	–	–	$23,860	$380,570
Co-CEO of the Company	2013	$336,000	$–	–	$35,743	–	–	$51,417	$423,160

Michael D. Trepeta	2012	$293,710	$–	–	$63,000	–	–	$23,860	$380,570
Co-CEO of the Company	2013	$336,000	$–	–	$35,743	–	–	$51,417	$423,160

Sean Trepeta	2012	$110,000	$75,000	–	$37,500	–	–	$23,860	$256,360
President of Mobiquity Networks (4)	2013	$127,500	$–	–	$6,450	–	–	$30,207	$164,157

_______________

(1)	The options and restricted stock awards presented in this table for fiscal 2012 and 2013 reflect the full grant date fair value, as if the total dollar amount were earned in the year of grant. The stock awards are valued based on the fair market value of such Shares on the date of grant and are charged to compensation expense over the related vesting period. The options are valued at the date of grant based upon the Black-Scholes method of valuation, which is expensed over the service period over which the options become vested. As a general rule, for time-in-service-based options, the Company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.

(2)	Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)	Includes compensation for service as a director described under Director Compensation, below.

(4)	In 2013, Sean Trepeta received approximately $10,000 per month in salary. In 2012, Mr. Trepeta received $10,000 per month in salary and $75,000 in bonuses.

For a description of the material terms of each named executive officers’ employment agreement, including the terms of the terms of any common share purchase option grants, see “Executive Compensation – Employment Agreements.”

No outstanding common share purchase option or other equity-based award granted to or held by any named executive officer in 2013 were repriced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout, except that Messrs. Julia and M. Trepeta had 50,000 options, each extended for five years, with the exercise price lowered to $.38 per share from $.80 per share.

For a description of the material terms of any contract, agreement, plan or other arrangement that provides for any payment to a named executive officer in connection with his or her resignation, retirement or other termination, or a change in control of the company see “Executive Compensation - Employment Agreements.”

45

Executive Officer Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of March 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dean L.	250,000	–	–	$1.00	01/03/15	–	–	–	–
Julia	200,000	–	–	$1.20	12/28/15	–	–	–	–
(1)	150,000	–	–	$1.20	08/22/17	–	–	–	–
	50,000	–	–	$1.20	03/01/13	–	–	–	–
	50,000	–	–	$.65	03/02/19	–	–	–	–
	50,000	–	–	$.54	03/25/20	–	–	–	–
	200,000	–	–	$.50	04/07/20	–	–	–	–
	100,000	–	–	$.26	02/28/21	–	–	–	–
	100,000	–	–	$.61	02/28/22	–	–	–	–
	50,000	–	–	$.25	02/13/23	–	–	–	–
	100,000	–	–	$.38	03/01/23	–	–	–	–
	1,500,000	–	–	$.30	01/10/24	–	–	–	–
	100,000	–	–	$.59	03/01/24	–	–	–	–
	100,000	–	–	$.59	03/03/24	–	–	–	–

Michael	50,000	_	–	$.25	02/13/23	–	–	–	–
D. Trepeta	100,000	–	–	$.38	03/01/23	–	–	–	–
(1)	250,000	–	–	$1.00	01/03/15	–	–	–	–
	200,000	–	–	$1.20	12/28/15	–	–	–	–
	150,000	–	–	$1.20	08/22/17	–	–	–	–
	50,000	–	–	$1.20	03/01/13	–	–	–	–
	50,000	–	–	$.65	03/02/19	–	–	–	–
	50,000	–	–	$.54	03/25/20	–	–	–	–
	200,000	–	–	$.50	04.07/20	–	–	–	–
	100,000	–	–	$.26	02/28/21	–	–	–	–
	100,000	–	–	$.61	02/28/21	–	–	–	–
	50,000	–	–	$.25	02/13/23	–	–	–	–
	100,000	–	–	$.38	03/01/23	–	–	–	–
	1,500,000	–	–	$.30	01/10/24	–	–	–	–
	100,000	–	–	$.59	03/01/24	–	–	–	–
	100,000	–	–	$.59	03/03/24	–	–	–	–
Sean
Trepeta	50,000	–	–	$.75	05/07/22	–	–	–	–
(2)	100,000	–	–	$.38	03/01/23	–	–	–	–
	100,000	–	–	$.59	03/03/24	–	–	–	–

(1)	All options contain cashless exercise provisions and are currently fully vested.

(2)	Sean Trepeta owns warrants to purchase 150,001 shares which are not granted under a compensation plan, which warrants he purchased from the Company as part of a private placement offering which was primarily sold to non-affiliated persons.

46

Employment Agreements

Each of the following executive officers is a party to an employment agreement with the Company.

Name	Position	Monthly Salary (1)	Bonus

Dean L. Julia	Co-Chief Executive Officer	$ 30,000	(2)
Michael D. Trepeta	Co-Chief Executive Officer	$ 30,000	(2)

_______________

(1)	Compensation of each executive officer named in the table above has his monthly base salary increased by $2,000 each subsequent March 1st during the term of the agreement and any extensions thereof. The next scheduled salary increase to $32,000 per month is scheduled to occur on March 1, 2015.

(2)	Annual bonuses are paid by us by the last business day of March for the preceding calendar (fiscal) year, except in the event of termination prior to the end of any fiscal year (other than termination for cause), a pro rata portion of the annual bonus shall be paid within 30 days of termination. In 2013, the Company approved amending the employment agreements of Messrs. Julia and Trepeta to provide that each officer may choose an annual bonus equal to 5% of pre-tax earnings for the most recently completed year before deduction of annual bonuses paid to officers or, in the event majority control of the Company is acquired by a person or a group of persons during the prior fiscal year, the officer may choose to receive the aforementioned bonus or 1% of the control consideration paid by acquirer(s) to acquire majority control of the Company.

A summary of each Executive’s employment agreement, as amended, is as follows:

Each Executive’s Employment Agreement has a term of five years and automatically renews for a period of one year thereafter effective on March 1st of each new calendar year unless the Employment Agreement is terminated in accordance with its terms on or prior to December 30th of the prior calendar year. Each Executive’s Employment Agreement currently expires on February 28, 2019. Each Executive may terminate his Employment Agreement upon written three-month notice.  In such event, the Company shall be relieved of all of its obligations under the Agreement, except for payment of the Executive’s Base Salary and Annual Bonus earned and unpaid through the effective date of termination, those obligations with respect to indemnification and director and officer insurance and severance pay as described below.

We may terminate the Executive’s employment for cause (“Cause”) as defined in the Agreement. In the event this Agreement is terminated for cause, the Executive’s Base Salary and any unearned Annual Bonus, severance pay and all benefits shall terminate immediately upon such discharge, and we shall have no further obligations to the Executive except for payment and reimbursement for any monies due which right to payment or reimbursement accrued prior to such termination.

We may terminate this Agreement upon the disability as defined in the Agreement or death of the Executive by giving written notice to the Executive.  In the case of disability, such termination will become effective immediately upon the giving of such notice unless otherwise specified by us.  Upon any such termination, we shall be relieved of all our obligations under the Executive’s employment, except for payment of the Executive’s Base Salary and Annual Bonus earned and unpaid through the effective date of termination and severance pay.

In the event of termination by the Company of Executive’s Employment Agreement without cause, then the Executive shall be entitled to receive on the termination date termination pay of one-year base salary based upon the scheduled annual salary of each executive officer for the next contract year, plus the amount of bonuses paid or entitled to be paid to the executive for the current fiscal year or the preceding fiscal year, whichever is higher.  In the event of termination, the executives will continue to receive all salary and benefits included in the employment agreement through the scheduled expiration date of said employment agreement prior to the acceleration of the termination date thereof.

We have agreed to defend and indemnify each Executive in his capacity as an officer against all claims, judgments, damages, liabilities, costs and expenses (including reasonable attorney’s fees) arising out of, based upon, or related to his performance of services to us, to the maximum extent permitted under law. We will also use our reasonable best efforts to include each Executive as an insured under all applicable directors’ and officers’ liability insurance policies maintained by us.

47

Each Executive is currently entitled to the following additional benefits:

•	$2,000 per month pay raise on each March 1 during the term of the Agreement and any extension thereof;
•	As an executive officer, the annual grant on March 1 of each year of ten-year stock options to purchase 100,000 shares at an exercise price equal to the then fair market value of our common stock as determined by the Board. As a director of the Company, each Executive also receives the number of options granted annually to each Board member;
•	Election to the Board of Directors and during the term of employment, the Board’s nomination for re-election to the Board;
•	Paid disability insurance and term life insurance for the benefit of each Executive’s family in an amount fixed by the Board at a cost not to exceed $10,000 per annum;
•	Use of company automobile with all related costs paid for by us;
•	Health insurance;
•	Right to participate in any pensions of our company;
•	Health insurance; and
•	Right to participate in any pensions of our company.

Additional Compensation

In the past, the Company agreed to compensate Dean Julia and Michael Trepeta with options to purchase 1,500,000 shares of Mobiquity Network Inc.’s common stock, exercisable at $.01 per share in the event such entity raised financing as a stand-alone enterprise for its operations. In order to terminate this compensation, in January 2014, the Board of Directors exchanged its promise of options to Messrs. Julia and Trepeta for an equivalent number of options in the Company at the then fair market value of the Company’s Common Stock, under the Company’s 2009 Stock Option Plan as described below.

Employment Arrangements

Sean Trepeta became President of Mobiquity Networks in 2011. As of March 1, 2014, Mr. S. Trepeta, who is an employee “at will,” is currently earning between $10,000 and $20,000 per month with the amount determined each month by Management.

DIRECTOR COMPENSATION

Stock Options

Stock options and equity compensation awards to our non-employee / non-executive directors are at the discretion of the Board.

Cash Compensation

Our non-employee / non-executive director is eligible to receive a fee of $500 to be paid for attending each Board meeting; however, no fees were paid in 2013. Mr. Arnost received consulting fees of $30,000 in fiscal 2013, $10,000 of which pertained to his services in fiscal 2012.

48

Travel Expenses

All directors shall be reimbursed for their reasonable out of pocket expenses associated with attending the meeting.

The following table shows the overall compensation earned for the 2013 fiscal year with respect to each non-employee and non-executive director as of December 31, 2013.

	DIRECTOR COMPENSATION
Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)

Thomas Arnost, Director (4)	$30,000	–	$43,857	–	–	2,463	$76,320

Robert Hussey, Former Director (4)	$–	–	$37,407	–	–	–	$37,407

Domenico Iannucci, Former Director (4)	$–	–	$6,450	–	–	–	$6,450

_______________

(1)	The restricted stock awards and options presented in this table for 2013 reflect the full grant date fair value as if the total dollar amount were earned in the year of grant. As a general rule, for time-in-service-based options, the Company will immediately expense any restricted stock awards and option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the restricted stock awards and options.

(2)	Excludes awards or earnings reported in preceding columns.

(3)	Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the director; (vii) any consulting fees earned, or paid or payable; (viii) any annual costs of payments and promises of payments pursuant to a director legacy program and similar charitable awards program; and (ix) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(4)	On February 13, 2013, the Board of Directors granted each of the Company’s five directors options to purchase 50,000 shares of Common Stock, exercisable at $.25 per share through February 13, 2023. Messrs. Arnost and Iannucci were directors at the time of the aforementioned grant. On December 13, 2013, the Board of Directors granted Mr. Arnost options to purchase 250,000 shares exercisable at $.40 per share over a period of ten years. On the same date, Mr. Hussey received identical options to those issued to Mr. Arnost, subject to his acceptance to serve as a Board member, except that Mr. Hussey’s options were not scheduled to vest until December 1, 2014. However, when Mr. Hussey resigned from the board in February 2014, the Company’s board agreed to vest his options.

49

Employee Benefit and Consulting Services Compensation Plans

On January 3, 2005, our company established an Employee Benefit and Consulting Services Compensation Plan (the “2005 Plan”) covering 2,000,000 shares, which 2005 Plan was ratified by our stockholders on February 9, 2005.  On August 12, 2005, the company’s stockholders approved a 2,000,000 share increase in the 2005 Plan to 4,000,000 shares. On August 28, 2009, the Board adopted the “2009 Plan” identical to the 2005 Plan with 4,000,000 shares under the 2009 Plan. In September 2013, the Company’s stockholders ratified a board amendment to increase the number of shares covered by the 2009 Plan to 10,000,000 shares. All references to “the Plans” include the 2005 Plan and 2009 Plan. As the 2005 and 2009 Plans are identical other than the number of shares covered by each Plan, it is the Company’s intention to first utilized the number of shares issuable (available) under the 2005 Plan prior to issuing shares under the 2009 Plan.

Administration

Our board of directors administers the Plans, has the authority to determine and designate officers, employees, directors and consultants to whom awards shall be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions). The board may, in its sole discretion, accelerate the vesting of awards.

Types of Awards

The Plans are designed to enable us to offer certain officers, employees, directors and consultants of us and our subsidiaries equity interests in us and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and our stockholders.  In furtherance of this purpose, the Plans contain provisions for granting non-statutory stock options and incentive stock options and common stock awards.

Stock Options. A “stock option” is a contractual right to purchase a number of shares of common stock at a price determined on the date the option is granted.  An incentive stock option is an option granted under the Internal Revenue Code of 1986 to our employees with certain tax advantages to the grantee over non-statutory stock options. The option price per share of common stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Board at the time of grant. Such option price in the case of incentive stock options shall not be less than 100% of the fair market value of the common stock on the date of grant and may be granted below fair market value in the case of non-statutory stock options. Incentive stock options granted to owners of 10% or more of our common stock must be granted at an exercise price of at least 110% of the fair market value of our common stock and may not have a term greater than five years. Also, the value of incentive options vesting to any employee cannot exceed $100,000 in any calendar year. The option price of our options must be paid in cash, money order, check or common stock of the company.  The non-statutory stock options may also contain at the time of grant, at the discretion of the board, certain other cashless exercise provisions. These cashless exercise provisions are included in the currently outstanding non-statutory stock options granted by the board.

Options shall be exercisable at the times and subject to the conditions determined by the Board at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the optionee ceases to be an employee of our company for any reason other than death, any incentive stock option exercisable on the date of the termination of employment may be exercised for a period of thirty days or until the expiration of the stated term of the option, whichever period is shorter. In the event of the optionee’s death, any incentive stock option exercisable at the date of death may be exercised by the legal heirs of the optionee from the date of death until the expiration of the stated term of the option or six months from the date of death, whichever event first occurs.  In the event of disability of the optionee, any incentive stock options shall expire on the stated date that the Option would otherwise have expired or 12 months from the date of disability, whichever event first occurs.  The termination and other provisions of a non-statutory stock option shall be fixed by the board of directors at the date of grant of each respective option.

50

Common Stock Award. Common stock awards are shares of common stock that will be issued to a recipient at the end of a restriction period, if any, specified by the board if he or she continues to be an employee, director or consultant of us. If the recipient remains an employee, director or consultant at the end of the restriction period, the applicable restrictions will lapse and we will issue a stock certificate representing such shares of common stock to the participant. If the recipient ceases to be an employee, director or consultant of us for any reason (including death, disability or retirement) before the end of the restriction period unless otherwise determined by the board, the restricted stock award will be terminated.

Awards

As of March 31, 2014, the Company has granted under the Plans a total of 9,430,000 options and outside the Plans a total of 2,300,000 options or a total of options to purchase 11,730,000 shares of the Company’s Common Stock. The board has granted options with varying terms.

It is not possible to predict the individuals who will receive future awards under the Plans or outside the Plans or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Board.  The table below contains information as of December 31, 2013 on the known benefits provided to certain persons and group of persons who own options under or outside the Plans.

	Number of Shares Subject to Options	Range of Exercise Price ($) per Share	Value of Unexercised Options at March 31, 2014 (1)
Dean L. Julia, Co-CEO	3,000,000	.25 - 1.20	$364,250
Michael D. Trepeta, Co-CEO	3,000,000	.25 - 1.20	$364,250
Sean McDonnell, Chief Financial officer	300,000	1.00	$2,500
Sean Trepeta, President, Mobiquity Networks	250,000	.25 -.75	$11,000
Four Executive Officers as a group	6,550,000	.25 - 1.20	$742,000
Thomas Arnost, Director	650,000	.30 - .75	$34,500
Robert Hussey, Former Director	250,000	.40	$22,500
Non-Executive Officer, Employees and Consultants	1,980,000	.30-$ 1.20

_______________

(1)

Value is normally calculated by multiplying (a) the difference between the market value per share at period end (i.e. $.49 based upon a last sale on (or the last trade date before) March 31, 2014) and the option exercise price by (b) the number of shares of Common Stock underlying the option.

In the past, the Company has granted certain employees and consultants’ stock awards for services for the prior year with vesting to occur after the passage of an additional 12 months. These awards totaled 45,000 Shares for 2008, subject to continued services with the Company through December 31, 2009.  These awards totaled 51,000 Shares for 2009 subject to continued services with the Company through December 31, 2010.  These awards totaled 105,000 Shares for 2010 subject to continued services with the Company through December 31, 2011. These awards totaled 45,000 shares for 2011, subject to continued services with the Company through December 31, 2012. A total of 203,500 shares were issued under the 2005 Plan pursuant to the stock award program described above (net of cancellations). No stock awards were granted in fiscal 2012 or fiscal 2013.

Eligibility

Our officers, employees, directors and consultants of Mobiquity and our subsidiaries are eligible to be granted stock options, and common stock awards.

Termination or Amendment of the Plans

The board may at any time amend, discontinue, or terminate all or any part of the Plans, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that we will seek the approval of our stockholders for any amendment if such approval is necessary to comply with any applicable federal or state securities laws or rules or regulations.

51

Security Ownership of Certain Beneficial Owners and Management

As of April 7, 2014, the Company had outstanding 61,690,582 shares of Common Stock. The only persons of record who presently hold or are known to own (or believed by the Company to own) beneficially more than 5% of the outstanding shares of such class of stock is listed below. The following table also sets forth certain information as to holdings of the Company's Common Stock of all officers and directors individually, and all officers and directors as a group.

Name and Address of Beneficial Owner (1) Officers and Directors:	Number of Common Shares	Percentage

Michael D. Trepeta (2)	2,316,402	3.6
Dean L. Julia (2)	2,286,901	3.6
Sean McDonnell (3)	550,001	*
Sean Trepeta (4)	1,350,001	2.2
Thomas Arnost (5)	4,223,336	6.7
All directors and officers as a group (five persons) (6)	14,126,641	20.4
Clyde Berg (7)	6,800,000	11.0

_______________

*Represents less than 1%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally determined by voting powers and/or investment powers with respect to securities. Unless otherwise noted, all of such shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them. Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity, which are exercisable within sixty (60) days from the date hereof, have been exercised or converted as the case may be, but not for the purposes of determining the number of outstanding shares held by any other named beneficial owner. All addresses are c/o Mobiquity Technologies, Inc. 600 Old Country Road, Suite 541, Garden City, NY 11530.

(2)	Mr. Trepeta’s beneficial ownership includes 1,016,402 shares and options to purchase 3,000,000 shares. Mr. Julia’s beneficial ownership includes 986,901 shares and options to purchase 3,000,000 shares.

(3)	Includes 166,667 shares and options/warrants to purchase 383,334 shares.

(4)	Includes 1,000,000 shares and options/warrants to purchase 350,001 shares.

(5)	Includes 1,500,002 shares, warrants to purchase 1,000,001 shares, options to purchase 650,000 shares and a note in the principal amount of $322,000 convertible into 1,073,333 shares.

(6)	Includes 4,669,972 shares of Common Stock and options/warrants to purchase 8,383,336 shares, plus notes convertible into 1,073,333 shares.

(7)	Includes 4,816,667 shares and warrants to purchase 1,983,334 shares. Mr. Berg’s beneficial ownership excludes 666,667 shares and 333,333 warrants owned in a charitable remainder trust in which Mr. Berg has no pecuniary interest or right to vote.

52

CERTAIN TRANSACTIONS

Transactions with Officers and Directors

The following describes transactions between the Company and its officers and directors for the past two fiscal years:

Please see the sections titled “Employment Agreements”, “Employment Arrangements” and “Executive Compensation: above for a description of compensation and employment agreements or arrangements paid or options/warrants granted to Dean Julia, Co-CEO of the Company, Michael Trepeta, Co-CEO of the Company, and Sean Trepeta, President of Mobiquity Networks. Sean McDonnell, Chief Financial Officer of the Company, also receives a salary below the amount required of disclosure under “Executive Compensation.”

In March 2012, the Company granted each of Dean L. Julia and Michael Trepeta 10 year options to purchase 100,000 shares exercisable at $.61 per share.

In May 2012, the Company granted each of Messrs. Iannucci, S. Trepeta, and Arnost options to purchase 50,000 shares exercisable at $.75 per share over a term of 10 years.

In July 2012, the Company approved and in January 2013, the Company implemented amending the employment agreements of Messrs. Julia and M. Trepeta to expire on February 28, 2017, subject to an automatic one year renewal on March 1, 2013 and on each March 1st thereafter, unless the Employment Agreement is terminated in accordance with its terms on or before December 30th of the prior calendar year.

During 2013, the Company raised $5,533,500 in gross proceeds from the sale of its Common Stock at $.30 per share. Pursuant to said offering, the Company sold 18,445,000 shares of its Common Stock and Class BB Warrants to purchase 9,222,500 shares of Common Stock exercisable at $.50 per share through December 15, 2017. A total of $150,000 of commissions was paid to a licensed member of FINRA together with Warrants to purchase 625,000 shares. Exemption from registration for the sale of the aforementioned securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended. Thomas Arnost, a director of the Company, and Sean Trepeta, an officer and director of the Company, purchased $200,000 and $90,000, respectively, of securities pursuant to said offering.

On February 13, 2013, the Company granted each of its five directors 10-year options to purchase 50,000 shares of Common Stock, exercisable at $.25 per share.

On March 1, 2013, the Company granted each of Dean L. Julia and Michael Trepeta 10 year options to purchase 100,000 shares exercisable at $.38 per share.

On December 13, 2013, the Company granted each of Thomas Arnost and Robert Hussey, 10-year options to purchase 250,000 shares exercisable at $.40 per share. Mr. Arnost’s options were fully vested at the time of grant. Mr. Hussey, who joined the board of directors in December 2013 and resigned from the board of directors in February 2014, had his options fully vested as of the date of his resignation.

On January 10, 2014, the Company granted Sean McDonnell options to purchase 250,000 shares at $.50 per share through January 10, 2014. On the same date, the Board approved Dean L. Julia and Michael Trepeta exchanging their options to purchase 1,500,000 shares of Mobiquity Networks Inc. Common Stock at $.01 per share for identical 10 year options under the Company’s 2009 stock option plan at an exercise price of $.30 per share.

On March 1, 2014, the Company granted each of Dean L. Julia and Michael Trepeta 10 year options to purchase 100,000 shares exercisable at $.59 per share.

On March 3, 2014, the Company granted each of its five directors 10-year options to purchase 50,000 shares of Common Stock, exercisable at $.59 per share.

53

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by New York state law. Our By-laws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by New York law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of our common stock offered by the Selling Stock Holders has been passed upon by the law firm of Morse & Morse, PLLC, 1400 Old Country Road, Suite 302, Westbury, NY 11590.

EXPERTS

The consolidated financial statements of Mobiqutiy Technologies, Inc. as of December 31, 2013, appearing in the prospectus and registration statement have been audited by Peter Messineo &
Co., CPAs LLC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Ace Marketing & Promotions, Inc. as of December 31, 2012, appearing in the prospectus and registration statement have been audited by DKM Certified Public Accountants, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Mobiquity Technologies, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

54

MOBIQUITY TECHNOLOGIES, INC.

FORMERLY KNOWN AS ACE MARKETING & PROMOTIONS, INC.

F-1

Messineo & Co., CPAs LLC 2471 N McMullen Booth Road, Suite. 302 Clearwater, FL 33759-1362 T: (518) 530-1122 F: (727) 674-0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Mobiquity Technologies, Inc.

(formerly known as Ace Marketing & Promotions, Inc.)

Garden City, NY

We have audited the accompanying consolidated balance sheet of Mobiquity Technologies, Inc. (formerly known as Ace Marketing & Promotions, Inc.) (the "Company") for the year ended December 31, 2013 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mobiquity Technologies, Inc. (formerly known as Ace Marketing & Promotions, Inc.) as of December 31, 2013 and the results of its consolidated operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Messineo & Co., CPAs, LLC

Clearwater, Florida

March 3, 2014

F-2

DKM Certified Public Accountants 2451 N. McMullen Booth Road, Suite 308 Clearwater Florida 33759-1362 727.444.0931 www.dkmcpas.com

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Mobiquity Technologies, Inc.

(formerly known as Ace Marketing & Promotions, Inc.)

Garden City, NY

We have audited the accompanying consolidated balance sheet of Mobiquity Technologies, Inc. (formerly known as Ace Marketing & Promotions, Inc.) (the "Company") for the year ended December 31, 2012 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ace Marketing & Promotions, Inc. as of December 31, 2012 and the results of its consolidated operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

DKM Certified Public Accountants

Clearwater, Florida

February 18, 2013

F-2A

MOBIQUITY

TECHNOLOGIES, INC.

Consolidated Balance Sheets
December 31,	2013	2012

Assets

Current Assets:
Cash and cash equivalents	$1,740,989	$362,598
Accounts receivable, net of allowance for doubtful accounts of $30,000 and $20,000 as of December 31, 2013 and 2012, respectively	433,856	444,262
Inventory	109,073	92,615
Prepaid expenses and other current assets	141,921	170,960
Total Current Assets	2,425,839	1,070,435

Property and equipment, net of accumulated depreciation of $596,035 and $378,190 as of December 31, 2013 and 2012, respectively	466,772	581,567

Intangible assets, net of accumulated amortization of $153,416 and $83,333 as of December 31, 2013 and 2012, respectively	301,784	166,667

Other Assets	34,109	27,501
Total Assets	$3,228,504	$1,846,170

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$485,401	$348,712
Accrued expenses	177,943	160,098
Convertible promissory note	322,000	298,376
Total Current Liabilities	985,344	807,186

Commitments and Contingencies	–	–

Stockholders' Equity:
Preferred Stock, $.0001 par value; 5,000,000 shares authorized, zero and 220,000 shares issued and outstanding at December 31, 2013 and December 31, 2012 respectively	–	22
Common stock, $.0001 par value; 200,000,000 and 100,000,000 shares authorized; 52,402,247 and 30,252,938 shares issued and outstanding at 2013 and 2012, respectively	5,240	3,025
Additional paid-in capital	21,948,920	14,485,740
Stock subscription receivable	(175,000)	–
Accumulated other comprehensive income (loss)	1,268	–
Accumulated deficit	(19,505,767)	(13,418,302)
	2,274,661	1,070,485
Less: Treasury Stock, at cost, 23,334 shares	(31,501)	(31,501)
Total Stockholders' Equity	2,243,160	1,038,984
Total Liabilities and Stockholders' Equity	$3,228,504	$1,846,170

See auditor's report and notes to the consolidated financial statements.

F-3

MOBIQUITY

TECHNOLOGIES, INC.

Consolidated Statements of Operations
Years Ended December 31,	2013	2012

Revenues, net	$3,157,532	$2,890,652
Cost of Revenues	2,353,095	2,170,265
Gross Profit	804,437	720,387

Operating Expenses:
Selling, general and administrative expenses	6,665,082	4,667,122
Total Operating Expenses	6,665,082	4,667,122

Loss from Operations	(5,860,645)	(3,946,735)

Other Income (Expense):
Interest expense	(227,094)	(182,943)
Interest income	274	436
Loss on abandonment of fixed assets		(4,819)
Total Other Income (Expense)	(226,820)	(187,326)

Net Loss	$(6,087,465)	$(4,134,061)

Net Loss Per Common Share:

Basic	$(0.13)	$(0.16)

Weighted Average Common Shares Outstanding:

Basic	42,438,849	26,216,795

See auditor's report and notes to the consolidated financial statements.

F-4

MOBIQUITY

TECHNOLOGIES, INC.

Consolidated Statement of Stockholders' Equity

Years Ended December 31,

	Total Stockholders’	Preferred Stock		Common Stock		Additional Paid-in	Stock	Accumulated Other Comprehensive Income		Treasury Stock
	Equity	Shares	Amount	Shares	Amount	Capital	Subscription	(Loss)	(Deficit)	Shares	Amount
Balance, at December 31, 2011	$1,683,993			23,284,236	$2,328	$10,997,407			$(9,284,241)	23,334	$(31,501)
Stock Purchase	1,752,240			4,208,872	434	1,751,806
Stock Grant	1,210,911			1,926,496	179	1,210,732
Stock Purchase Preferred	470,000	470,000	47	–	–	469,953
Conversion of Preferred Stock	–	(250,000)	(25)	833,334	84	(59)
Option Grant	219,647					219,647
Warrant Grant	50,684					50,684
Beneficial Conversion Feature	120,254					120,254
Closing Costs on equity issuance	(334,684)					(334,684)
Net Loss	(4,134,061)								$(4,134,061)
Balance, at December 31, 2012	$1,038,984	$220,000	$22	30,252,938	$3,025	$14,485,740	$–	$–	$(13,418,302)	23,334	$(31,501)
Stock Purchase	5,562,816	–	–	19,125,006	1,913	5,735,903	(175,000)		–	–	–
Offering costs	(182,184)	–	–	–	–	(182,184)			–	–	–
Stock Grant	1,048,091	–	–	2,402,969	240	1,047,851			–	–	–
Option Grant	716,983	–	–	–	–	716,983			–	–	–
Warrant Grant	–	–	–	–	–	–			–	–	–
Stock Cancel	–	–	–	–	–	–			–	–	–
Conversion of preferred stock	–	(220,000)	(22)	528,000	53	(31)			–	–	–
Conversion of debt	28,000	–	–	93,334	9	27,991			–	–	–
Beneficial Conversion Feature	116,667	–	–	–	–	116,667			–	–	–
Net Loss	(6,086,197)	–	–	–	–			1,268	(6,087,465)	–	–
Balance, at December 31, 2013	$2,243,160	–	$–	52,402,247	$5,240	$21,948,920	$(175,000)	$1,268	$(19,505,767)	23,334	$(31,501)

See auditor's report and notes to the consolidated financial statements.

F-5

MOBIQUITY

TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows
Years Ended December 31,	2013	2012

Cash Flows from Operating Activities:
Net loss	$(6,087,465)	$(4,134,061)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	289,289	233,825
Stock-based compensation	1,765,074	1,481,242
Beneficial conversion feature	116,667	120,254
Amortization of deferred financing costs	51,624	32,851
Loss on sale of assets		4,819
Changes in operating assets and liabilities:
(Increase) decrease in operating assets:
Accounts receivable	10,406	90,662
Inventory	(16,458)	8,077
Prepaid expenses and other assets	22,431	51,233
Increase (decrease) in operating liabilities:
Accounts payable	136,689	(51,211)
Accrued expenses	17,845	38,276
Increase (decrease) in foreign assets and liabilities, currency translation	1,268	–
Total adjustments	2,394,835	2,010,028
Net Cash Used in Operating Activities	(3,692,630)	(2,124,033)

Cash Flows from Investing Activities:
Purchase of property and equipment	(104,411)	(272,013)
Acquisition of intellectual property	(205,200)
Net Cash Used in Investing Activities	(309,611)	(272,013)

Cash Flows from Financing Activities:
Proceeds from Loan	–	265,525
Principal payments on Loan	–	–
Proceeds from issuance of stock	5,380,632	1,887,556
Net Cash Provided by Financing Activities	5,380,632	2,153,081

Net Increase (Decrease) in Cash and Cash Equivalents	1,378,391	(242,965)
Cash and Cash Equivalents, beginning of period	362,598	605,563
Cash and Cash Equivalents, end of period	$1,740,989	$362,598

Supplemental Disclosure Information:
Cash paid for interest	$58,803	$62,689
Cash paid for taxes	$–	$–

Non-cash Disclosures:
Financing and extinguishment of debt	$350,000	$–
Exchanged debt for common shares	$28,000	$–

See auditor's report and notes to the consolidated financial statements.

F-6

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2013 AND 2012

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS –

On September 10, 2013, Mobiquity Technologies, Inc. changed its name from Ace Marketing & Promotions, Inc. (the "Company" or "Mobiquity").

Mobiquity Technologies, Inc. is an advertising technology (Ad Tech) company focusing on connecting Fans (consumers) and Brands through a single platform utilizing Online, Social and Mobile. Mobiquity leverages leading edge mobile technologies including Bluetooth (Push & Beacon BLE), Wi-Fi, NFC (Near Field Communications) and QR (Quick Response) code and employs propriety devices through retail environments to build physical networks. Assets are managed in a single platform creating a new class of consumer engagement and data intelligence.

Mobiquity Technologies has developed and acquired a number of innovative marketing technologies, spanning location-based mobile marketing, mobile customer data analytics, web content and customer relationship management, that it will continue to leverage through its two wholly-owned U.S. subsidiaries: Mobiquity Networks and Ace Marketing & Promotions and Mobiquity Wireless SLU, a company incorporated in Spain.

Ace Marketing, Inc., which recently changed its name to its parent corporation’s old name, namely, Ace Marketing & Promotions, Inc. (“AMI”), is an Integrated Marketing Company focused on marketing process analysis and technology-based growth acceleration strategies. AMI offers Brand Analysis & Development, Website Analysis & Development, Database Analysis & Building, and Integrated Marketing Campaigns using: direct mail, email marketing, mobile marketing, promotional products and other mediums that help its clients connect with their customers and acquire new business

Mobiquity Networks, Inc. is a leading provider of hyper-local mobile marketing solutions. Mobiquity is continuing to attempt to build one of the nation's largest Location-Based Mobile Marketing networks. Location-Based Mobile Marketing is a mobile marketing tool that delivers rich digital content to any Bluetooth or Wi-Fi enabled device within a 300ft radius of a central terminal. Our technology permits delivery to virtually any mobile device and properly formats each message to ensure that every user receives the best possible experience. Results are fully trackable, giving campaigns full performance accountability. We offer brands the opportunity to reach millions of consumers with relevant, engaging content that is 100% free to the end user. The Mobiquity network is the largest mall-based Bluetooth network of its kind. It is currently installed in 100 malls across the US, covering each of the top 10 designated marketing areas (“DMA’s”), and has the ability to reach approximately 120 million shopping visits per month.

Mobiquity Wireless SLU is a corporation incorporated in Spain. This corporation has an office in Spain to support our U.S. operations. See “Note 2” below regarding “Acquisition of Assets of FuturLink.”

Agreement with Simon Property Group, L.P.

In April 2011, we signed an exclusive rights agreement with a Top Mall Developer (the "Simon Property Group") to create a location-based mobile marketing network utilizing Bluetooth technology called Mobiquity Networks. In August 2013, we amended the original agreement to now provide for a 75 mall agreement by the end of 2013, which contract runs through December 31, 2017 and includes top malls in the Simon Mall portfolio. Through our partnership agreement with Eye Corp., we also are located in 25 Macerich malls. These agreements provide advertisers the opportunity to reach millions of mall visitors per month with mobile content and offers when they are most receptive to advertising messages.

F-7

Our Location-Based Mobile advertising medium is designed to reach on-the-go shoppers via their mobile devices with free rich media content delivered using Bluetooth or Wi-Fi. This advertising medium offers extremely targeted messaging engineered to engage and influence shoppers as they move about the mall environment.

Mobiquity Networks Mobi-units will be strategically positioned in shopping malls near entrances, anchor stores, escalators and other high-traffic, and high dwell-time areas. Mobiquity Networks Mobi-unit placement takes advantage of the opportunity to provide a reminder to consumers and touch them just before making a purchase decision. These units generate high awareness and brand recognition at the right time and place.

PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of Mobiquity Technologies, Inc., formerly known as Ace Marketing & Promotions, Inc., and its wholly owned subsidiaries, Mobiquity Networks, Inc., Ace Marketing, Inc., (which has had its name changed to Ace Marketing & Promotions, Inc. and Mobiquity Wireless S.L.U.). All intercompany accounts and transactions have been eliminated in consolidation.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Effective January 1, 2008, the Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, and establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Cash and cash equivalents include money market securities that are considered to be highly liquid and easily tradable as of December 31, 2013 and 2012. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

The carrying amounts of financial instruments, including accounts receivable, accounts payable and accrued liabilities, and promissory note, approximated fair value as of December 31, 2013 and 2012 , because of the relatively short-term maturity of these instruments and their market interest rates.

RECLASSIFICATIONS - Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with a maturity of three months or less, as well as bank money market accounts, to be cash equivalents.

F-8

CONCENTRATION OF CREDIT RISK - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade receivables and cash and cash equivalents.

Concentration of credit risk with respect to trade receivables is generally diversified due to the large number of entities comprising the Company's customer base and their dispersion across geographic areas principally within the United States. The Company routinely addresses the financial strength of its customers and, as a consequence, believes that its receivable credit risk exposure is limited.

The Company places its temporary cash investments with high credit quality financial institutions. At times, the Company maintains bank account balances, which exceed FDIC limits. The Company has not experienced any losses in such accounts and believes that it is not exposed to any significant credit risk on cash. Management does not believe significant credit risk exists at December 31, 2013 and 2012.

REVENUE RECOGNITION - Revenue is recognized when title and risk of loss transfers to the customer and the earnings process is complete. In general, title passes to our customers upon the customer's receipt of the merchandise. Revenue is recognized on a gross basis since the Company has the risks and rewards of ownership, latitude in selection of vendors and pricing, and bears all credit risk. Advance payments made by customers are included in customer deposits.

The Company records all shipping and handling fees billed to customers as revenues and related costs as cost of goods sold, when incurred.

Additional source of revenue, derived from emails/texts directly to consumers are recognized under contractual arrangements. Revenue from this advertising method is recognized at the time of service provided.

ALLOWANCE FOR DOUBTFUL ACCOUNTS - Management must make estimates of the uncollectability of accounts receivable. Management specifically analyzes accounts receivable and analyzes historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts.

INVENTORY – Inventory is recorded at cost (First In, First Out) and is comprised of finished goods. The Company maintains an inventory on hand for its largest customer’s frequent order items. All items held are branded for the customer, therefore are not available for public distribution. The Company has an agreement with this customer, for cost recovery, if vendor relationship is terminated. There has been no reserves placed on inventory, based on this arrangement.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are being amortized using the straight-line method over the estimated useful lives of the related assets or the remaining term of the lease. The costs of additions and improvements, which substantially extend the useful life of a particular asset, are capitalized. Repair and maintenance costs are charged to expense. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the account and the gain or loss on disposition is reflected in operating income.

LONG LIVED ASSETS - Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

F-9

WEBSITE TECHNOLOGY - Website technology developed during the year was capitalized for the period of development and testing. Expenditures during the planning stage and after implementation have been expensed in accordance with ASC985.

ADVERTISING COSTS - Advertising costs are expensed as incurred. For the years ended December 31, 2013 and 2012 there were advertising costs of $3,840 and $1,404, respectively.

ACCOUNTING FOR STOCK BASED COMPENSATION. Stock based compensation cost is measured at the grant date fair value of the award and is recognized as expense over the requisite service period. The Company uses the Black-Sholes option-pricing model to determine fair value of the awards, which involves certain subjective assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (“expected term”), the estimated volatility of the Company’s common stock price over the expected term (“volatility”) and the number of options for which vesting requirements will not be completed (“forfeitures”). Changes in the subjective assumptions can materially affect estimates of fair value stock-based compensation, and the related amount recognized on the consolidated statements of operations.  Refer to Note 8 “Stock Option Plans” in the Notes to Consolidated Financial Statements in this report for a more detailed discussion.

BENEFICIAL CONVERSIONS - Debt instruments that contain a beneficial conversion feature are recorded as deemed interest to the holders of the convertible debt instruments. The beneficial conversion is calculated as the difference between the fair value of the underlying common stock less the proceeds that have been received for the debt instrument limited to the value received. The beneficial conversion amount is recorded as interest expense and an increase to additional paid-in-capital.  The beneficial conversion has been fully accreted to the face value of the original loan and interest expense has been recognized.

FOREIGN CURRENCY TRANSLATIONS - The Company’s functional and reporting currency is the U.S. dollar. We own a subsidiary in Europe. Our subsidiary’s functional currency is the EURO. All transactions initiated in EUROs are translated into U.S. dollars in accordance with ASC 830-30, “Translation of Financial Statements,” as follows:

(i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date.
(ii)	Fixed assets and equity transactions at historical rates.
(iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders’ equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income.

No significant realized exchange gains or losses were recorded since March 7, 2013 (date of acquisition of subsidiary) to December 31, 2013.

INCOME TAXES - Deferred income taxes are recognized for temporary differences between financial statement and income tax basis of assets and liabilities for which income tax or tax benefits are expected to be realized in future years. A valuation allowance is established to reduce deferred tax assets, if it is more likely than not, that all or some portion of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

NET INCOME PER SHARE - Basic net income per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the impact of common shares issuable upon exercise of stock options. The number of common shares potentially issuable upon the exercise of certain options and warrants that were excluded from the diluted loss per common share calculation was approximately 26,185,000 and 18,895,000 because they are anti-dilutive, as a result of a net loss for the years ended December 31, 2013 and 2012, respectively.

F-10

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 2: PROPERTY AND EQUIPMENT

Property and equipment, net, consist of the following at December 31:

	USEFUL LIVES	2013	2012

Furniture and Fixtures	5 years	$1,060,084	$955,673
Leasehold Improvements	5 years	4,084	4,084
		1,064,168	959,757
Less Accumulated Depreciation		596,035	378,190
		$466,772	$581,567

Depreciation expense for the years ended December 31, 2013 and 2012 was $219,206 and $183,825, respectively.

NOTE 3: INTANGIBLE ASSETS

Intangible assets, net, consist of the following at December 31:

	USEFUL LIVES	2013	2012

Contractual license	5 years	$250,000	$250,000
Acquisition of intellectual property (FuturLink)	5 years	160,200	–
Website technology development	5 years	45,000	–
		455,200	250,000
Less Accumulated Depreciation		153,416	83,333
		$301,784	$166,667

Future amortization, for the years ending December 31, is as follows:

2013	$91,040
2014	91,040
2015	57,707
2016	41,040
2017	20,957
thereafter	–
301,784

Amortization expense for the years ended December 31, 2013 and 2012 was $70,083 and $50,000, respectively.

Acquisition of Assets of FuturLink

On March 7, 2013, the Company acquired the assets of FuturLink at a cost of approximately $160,200, which cash was paid from the Company’s current working capital. These assets include, without limitation, the FuturLink technology (patents and source codes), trademark(s) and access point (proximity marketing) component parts. At the time of acquisition, FuturLink’s assets were minimal; the purchase price was apportioned to the intellectual property received in exchange. The Company changed its name to Mobility Networks upon acquisition and is a consolidated component of these financial statements.

F-11

NOTE 4: CONVERTIBLE PROMISSORY NOTE

On June 12, 2012, the Company closed on a security agreement (the “Security Agreement”) with TCA related to a $350,000 convertible promissory note issued by the Company in favor of TCA (the “Convertible Note”), which Convertible Note was funded by TCA on June 12, 2012. The maturity date of the Convertible Note was December 2013, and the Convertible Note bears interest at a rate of twelve percent (12%) per annum. The Convertible Note is convertible into shares of the Company’s common stock at a price equal to ninety-five percent (95%) of the average of the lowest daily volume weighted average price of the Company’s common stock during the five (5) trading days immediately prior to the date of conversion. The Convertible Note may be prepaid in whole or in part at the Company’s option without penalty. The Security Agreement granted to TCA a continuing, first priority security interest in all of the Company’s assets, wheresoever located and whether now existing or hereafter arising or acquired. The Company’s wholly-owned subsidiary, Mobiquity Networks, Inc., also entered into a similar Security Agreement and Guaranty Agreement. On December 12, 2013, TCA sold its entire interest in the Company’s $350,000 secured promissory note to Thomas Arnost, a director of the Company, at face value. Mr. Arnost entered into an amendment to the note to extend the maturity date of the note to June 12, 2014, subject to his right to declare the note due and payable at any time in his sole discretion. Also, the interest rate was raised from 12% per annum to 15% and the conversion price of the shares issuable upon conversion of the note was fixed at $.30 per share. The aforementioned note is convertible at the sole discretion of the noteholder. The noteholder immediately converted $28,000 into 93,334 shares of common stock in December 2013. The balance on the note is $322,000 as of December 31, 2013 and interest accrued in the amount of $2,158, included in accrued expense.

The Company evaluated the terms of the new note in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock. The Company determined that the conversion feature did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability. The Company evaluated the conversion feature for a beneficial conversion feature. The effective conversion price was compared to the market price on the date of the note and was deemed to be less than the market value of underlying common stock at the inception of the note. Therefore, the Company recognized a beneficial conversion feature in the amount of $116,667. The beneficial conversion feature was recorded as an increase in additional paid-in capital and recognized interest expense in the period.

NOTE 5: INCOME TAXES

The provision for income taxes for the years ended December 31, 2013 and 2012 is summarized as follows:

	2013	2012
Current:
Federal	$–	–
State	–	–
	–	–
Deferred:
Federal	–	–
State	–	–
	$–	$–

The Company has federal and state net operating loss carry forwards of approximately $12,235,000, which can be used to reduce future taxable income through 2030. The Company is open for tax years for the years ended 2008 through present.

F-12

The tax effects of temporary differences which give rise to deferred tax assets (liabilities) are summarized as follows:

	YEARS ENDED DECEMBER 31,
	2013	2012

Deferred Tax Assets:
Net operating loss carry-forwards	$6,698,000	$4,446,000
Stock based compensation	2,605,000	1,939,000
Beneficial Conversion Feature	46,000	46,000
Allowance for doubtful accounts	8,000	8,000
Deferred Tax Assets	9,357,000	6,439,000
Less Valuation Allowance	9,357,000	6,439,000
Net Deferred Tax Asset	$–	$–

A reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:

	YEARS ENDED DECEMBER 31,
	2013	2012

Federal Statutory Tax Rate	34.00%	34.00%
State Taxes, net of Federal benefit	6.00%	6.00%
Change in Valuation Allowance	(40.00%)	(40.00%)
Total Tax Expense	0.00%	0.00%

NOTE 6: STOCKHOLDERS’ EQUITY

On January 30, 2012, the Company’s private placement offering was terminated. Rockwell Global Capital LLC acted as Placement Agent. The Company received gross proceeds of $575,000 from the sale of 958,338 shares of Common Stock at a purchase price of $.60 per share. The private placement offering also included the sale of Warrants to purchase 191,671 shares of Common Stock, exercisable at $.60 per share and expiring on January 18, 2016. The Placement Agent received a $25,000 advisory fee, $51,750 in commissions and warrants to purchase 95,833 shares identical to the warrants sold to investors in the offering. Exemption is claimed for the sale of securities pursuant to Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

The Company is required to file a Registration Statement with the Securities and Exchange Commission (“SEC”) to register the resale of the shares of Common Stock sold in the private placement offering and the resale of the shares of Common Stock issuable upon exercise of the Class AA Warrants (collectively the “Registrable Shares”).  If a Registration Statement covering the Registrable Shares is not filed with the SEC on or before March 15, 2012 or is not declared effective within 120 days of January 30, 2012 (subject to a 60 day extension in the event the SEC is performing a full review of the Registration Statement), the Company shall pay to each investor as liquidated damages, a payment equal to 1.5% of the aggregate amount invested by such investor in the offering, cumulative for every 30 day period until such Registration Statement has been filed or declared effective or a portion thereof, up to a maximum of 15% per annum. The Company, at its sole discretion, elected to pay the liquidated damage payment in Common Stock. As of December 31, 2012, the Registration Statement has not been filed and the Company has elected to issue the maximum liquidation damages for a period of one year of an aggregate of 197,860 shares.

F-13

In April 2012, the Company received $270,000 from the exercise of Warrants and issued 900,000 shares of its Common Stock.  Between April 1, 2012 and May 15, 2012, the Company sold 470,000 shares of Series 1 Convertible Preferred Stock at $1.00 per share pursuant to an ongoing plan of financing. The Series 1 Preferred Stock had the following rights, preferences and privileges:

•	Automatic Conversion into Common Stock. Each Preferred Share shall automatically convert on March 31, 2013 into shares of the Company’s Common Stock (the “Common Shares”) based on a conversion price of the lower of $.60 per share or an amount equal to 90% of the average closing sales price for the Company’s Common Stock on the OTC Bulletin Board (or Pink Sheets) for the 20 trading days immediately preceding March 31, 2013, with a floor of $.45 per share. The number of shares of Common Stock issuable pursuant to the automatic conversion ranges from a minimum of 366,666 shares to a maximum of 488,888 shares.
•	Optional Conversion into Common Stock. Commencing July 1, 2012, each Preferred Share shall at the option of the holder become convertible into Common Shares based on a conversion price of the lower of $.60 per share or 85% of the average closing sales price for the Company’s Common Stock on the OTC Bulletin Board (or Pink Sheets) for the 20 trading days immediately preceding the Conversion Date, with a floor of $.45 per share. The number of shares of Common Stock issuable pursuant to the optional conversion ranges from a minimum of 366,666 shares to a maximum of 488,888 shares.
•	Conversion Premium. Upon calculation of the number of Common Shares, the Preferred Shareholder is entitled to receive upon conversion of Series 1 Preferred Stock into Common Stock; the investor will receive an additional 8% premium. Accordingly, once the number of Common Shares is determined based upon the automatic conversion or optional conversion formulas set forth above, the investor will have that number of Common Stock multiplied by 1.08 (i.e. 108%) to determine the actual number of Common Shares to be issued upon conversion.
•	Voting. The Preferred Shares shall have no voting rights until converted into Common Shares, except as otherwise required by applicable state law.
•	Dividends. The Preferred Shares shall have no dividend rights until converted into Common Shares, except as otherwise required by applicable state law.
•	Liquidation Preference. The Preferred Shares shall have no liquidation preference and shall be treated the same as a holder of Common Shares.
•	Call Option. The Company may call the Preferred Shares for redemption at a price of $1.08 per share at any time on or after July 1, 2012, subject to the investor’s right of conversion upon no less than 10 days prior written notice of redemption to each Preferred Shareholder, which notice may only be provided to the holders so long as the Company completes a financing or series of financings totaling at least $2 million in gross proceeds (excluding monies raised from the sale of the Series 1 Preferred Stock).

On July 10, 2012, the Company sold 1,347,201 shares of its Common Stock to various investors at $.45 per share subject to certain anti-dilution rights for a period of twenty four months. Due to the Company’s November 2012 offering at $.30 per share as described below, the Company issued an additional 673,598 shares pursuant to the aforementioned anti-dilution rights. The Company received gross proceeds of $606,240 before offering costs. Each investor received Fixed Price Warrants to purchase 50% of the number of shares of Common Stock purchased in the Offering. The Fixed Price Warrants are exercisable at any time from the date of issuance through July 10, 2017 at an exercise price of $.55. Each investor also received a Warrant to purchase 20% of the number of shares that were purchased in the Offering (the “Milestone Warrants”). The Milestone Warrants provided that they would automatically be exercised without any additional consideration to be paid in the event the Company reports audited gross revenues of less than $5,000,000 for the period July 1, 2012 through June 30, 2013 unless the volume weighted average price for the Company’s Common Stock exceeds $1.00 per share for a period of at least 30 trading days prior to January 5, 2013. In August 2013, the Company issued 258,327 shares of Common Stock pursuant to the Milestone Warrants without any cash consolidation being paid. Exemption from registration for the sale of securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In November, 2012, the Series 1 preferred stock investors who invested an aggregate of $250,000 in April 2012 at a $1 per share agreed to convert their 250,000 preferred shares into an aggregate of 833,334 common shares and warrants to purchase 416,667 shares, which warrants are identical to the warrants which were sold to the Legend investors described below. The remaining 220,000 shares of outstanding Series 1 Preferred Stock automatically converted into 528,000 shares of restricted Common Stock on March 31, 2013.

F-14

In November 2012, the aforementioned Series 1 stock investors, who invested an aggregate of $250,000 in April 2012 together with another Common Stock holder, invested $301,000 at an offering price of $.30 per share and received 1,003,334 shares of Common Stock and Warrants to purchase 501,667 shares, exercisable at $.50 per share through December 15, 2017. Exemption from registration for the sale of securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During 2013, the Company raised $5,562,816 in gross proceeds from the sale of its Common Stock at $.30 per share and a subscription for an additional $175,000, which was received in January 2014. Pursuant to said offering, the Company sold 19,125,006 shares of its Common Stock and Class BB Warrants to purchase 9,562,503 shares of Common Stock exercisable at $.50 per share through December 15, 2017. A total of $182,184 was incurred for offering costs, including $150,000 of commissions paid to a licensed member of FINRA together with Warrants to purchase 625,000 shares. Exemption from registration for the sale of the aforementioned securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended. Thomas Arnost, Sean Trepeta, and Sean McDonnell, officers and/or directors of the Company, purchased $200,000, $90,000 and $50,000, respectively, of securities pursuant to said offering.

NOTE 7: SHARE-BASED COMPENSATION

In July 2012 and November 2012 the Company issued to consultants five year warrants to purchase 37,250 shares and 125,000 shares respectively, at exercise prices ranging from $.35 per share to $.55 per share.

In January 2013, the Company issued to consultants, warrants to purchase 600,000 shares exercisable at $.30 per share through January 2017. In June 2013, the Company issued to consultants, options to purchase 500,000 shares exercisable at $.30 per share through April 11, 2018.

During the past three years, the Company has granted under our 2005 Plan certain employees and consultants restricted stock awards for services for the prior year with vesting to occur after the passage of an additional 12 months. These awards totaled 51,000 Shares for 2009, subject to continued services with the Company through December 31, 2009.  These awards totaled 105,000 Shares for 2010 subject to continued services with the Company through December 31, 2010.  These awards totaled 45,000 Shares for 2011 subject to continued services with the Company through December 31, 2012.

All stock options under the Plan are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options generally vest over periods ranging from one to three years and generally expire either five or ten years from the grant date.

The Company's Plan is accounted for, in accordance with the recognition and measurement provisions requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within Securities and Exchange Commission which provides the staff's views regarding the interaction between certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. The expected volatility is based upon historical volatility of the Company's stock and other contributing factors. The expected term is based upon observation of actual time elapsed between date of grant and exercise of options for all employees. Previously such assumptions were determined based on historical data.

In June, 2011, the Company hired an advisor to provide investor awareness and business advisory services at a cost of $10,000 per month and 25,000 shares of restricted stock. For January through June 2012 the Company issued 150,000 shares of common stock for consulting services. Pursuant to an agreement effective June, 2012 the Company agreed to pay the adviser $10,000 per month plus 100,000 shares per quarter. A total of 200,000 shares of common stock were issued for the last six months of 2012. The advisory agreement was terminated in November 2012 and then a new agreement was entered into pursuant to which the adviser received five year warrants to purchase 125,000 shares of common stock exercisable at $.35 per share through November, 2017.

F-15

In April 2012 the Company entered into various business advisory agreements pursuant to which a total of 535,000 shares were issued in connection with services rendered. In September 2012, an aggregate of 71,040 shares of common stock were returned to the Company for cancellation to settle a dispute between the Company and certain consultants.

For the year 2013, the Company issued an aggregate of 2,402,969 shares in connection with business advisory services, at a fair market value of $1,048,091.

NOTE 8: STOCK COMPENSATION

The Company's results for the years ended December 31, 2013 and 2012 include employee share-based compensation expense totaling $1,765,074 and $1,481,242, respectively. Such amounts have been included in the Statements of Operations within selling, general and administrative expenses. No income tax benefit has been recognized in the statement of operations for share-based compensation arrangements due to a history of operating losses.

The following table summarizes stock-based compensation expense for the years ended December 31, 2013 and 2012:

	Years Ended December 31,
	2013	2012
Employee stock based compensation-option grants	$258,511	$238,500
Employee stock based compensation-stock grants	–	13,500
Non-Employee stock based compensation-option grants	347,138	297,011
Non-Employee stock based compensation-stock grants	1,048,091	881,547
Non-Employee stock based compensation-stock warrant	111,334	50,684
	$1,765,074	$1,481,242

NOTE 9: STOCK OPTION PLANS

During Fiscal 2005, the Company established, and the stockholders approved, an Employee Benefit and Consulting Services Compensation Plan (the "2005 Plan") for the granting of up to 2,000,000 non-statutory and incentive stock options and stock awards to directors, officers, consultants and key employees of the Company. On June 9, 2005, the Board of Directors amended the Plan to increase the number of stock options and awards to be granted under the Plan to 4,000,000. During Fiscal 2009, the Company established a plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company covering 4,000,000 shares. This plan was adopted by the Board of Directors and approved by stockholders in October 2009 and shall be known as the 2009 Employee Benefit and Consulting Services Compensation Plan (the "2009 Plan"). In September 2013, the Company’s stockholders approved an increase in the number of shares covered by the 2009 Plan to 10,000,000. (The 2005 and 2009 Plans are collectively referred to as the “Plans” and the Company has a combined 14,000,000 shares available for issuance under the Plans.)

All stock options under the Plans are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options vest over varying periods and generally expire either 5 or 10 years from the grant date. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. For option grants, the Company will take into consideration payments subject to the provisions of ASC 718 "Stock Compensation", previously Revised SFAS No. 123 "Share-Based Payment" ( "SFAS 123 (R)"). The fair values of these restricted stock awards are equal to the market value of the Company's stock on the date of grant, after taking into certain discounts. The expected volatility is based upon historical volatility of our stock and other contributing factors. The expected term is based upon observation of actual time elapsed between date of grant and exercise of options for all employees. Previously, such assumptions were determined based on historical data.

F-16

The weighted average assumptions made in calculating the fair values of options granted during the years ended December 31, 2013 and 2012 are as follows:

	Years Ended December 31,
	2013	2012

Expected volatility	134.99%	303.1%
Expected dividend yield	–	–
Risk-free interest rate	2.7%	1.06%
Expected term (in years)	5.45	6.65

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Share	Price	Term	Value

Outstanding, January 1, 2013	4,575,000	$.76	4.36	27,000
Granted	2,470,000	$.38	6.44
Exercised	–	–
Cancelled / Expired	–	–

Outstanding, December 31, 2013	7,045,000	$.49	4.52	314,750

Options exercisable, December 31, 2013	7,045,000	$.49	4.52	–

The weighted-average grant-date fair value of options granted during the years ended December 31, 2013 and 2012 was $.41 and $0.54, respectively.

The aggregate intrinsic value of options outstanding and options exercisable at December 31, 2013 is calculated as the difference between the exercise price of the underlying options and the market price of the Company's common stock for the shares that had exercise prices, that were lower than the $.47 closing price of the Company's common stock on December 31, 2013.

As of December 31, 2013, the fair value of unamortized compensation cost related to unvested stock option awards was zero.

The option information provided above includes options granted outside of the Plans, which total 1,600,000 as of December 31, 2013.

The weighted average assumptions made in calculating the fair value of warrants granted during the years ended December 31, 2013 and 2012 are as follows:

	Years Ended
	2013	2012

Expected volatility	70.66%	52.88%
Expected dividend yield	–	–
Risk-free interest rate	.88%	.3%
Expected term (in years)	4.44	3.5

F-17

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Share	Price	Term	Value
Outstanding, January 1, 2013	14,319,532	$.55	1.56	0
Granted	11,172,508	$.51	3.98
Exercised	–	–
Cancelled/Expired	(5,851,665)	–
Outstanding, December 31, 2013	19,640,375	$.56	2.88	209,500

Warrants exercisable, December 31, 2013	19,640,375	$.56	2.88	209,500

NOTE 10: COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS –

In February 2012, the Company entered into a lease agreement for new executive office space of approximately 4,200 square feet located at 600 Old Country Road, Suite 541, Garden City, NY 11530.   The lease agreement is for 63 months, commencing April 2012 and expiring June 2017. The annual rent under this office facility for the first year is estimated at $127,000, including electricity, subject to an annual increase of 3%. In the event of a default in which the Company is evicted from the office space, Mobiquity would be responsible to the landlord for an additional payment of rent of $160,000 in the first year of the lease, an additional payment of $106,667 in the second year of the lease and an additional payment of rent of $53,333 in the third year of the lease. Such additional rent would be payable at the discretion of the Company in cash or in Common Stock of the Company.

The Company leases office space under non-cancelable operating leases in Farmingville, NY expiring in November 2014. The Company is obligated for the payment of real estate taxes under these leases. The Company is also currently leasing additional office space on a month-to-month basis. The Company also leases approximately 1,200 square feet of office and warehouse space in Spain at a monthly cost of approximately $2,200. Minimum future rentals under non-cancelable lease commitments are as follows:

YEARS ENDING DECEMBER 31,
2014	126,000
2015	135,000
2016	139,000
2017 and thereafter	36,000
$436,000

Rent and real estate tax expense was approximately $869,800 and $736,700 for the years December 31, 2013 and 2012, respectively.

EMPLOYMENT CONTRACTS –

On March 1, 2005, the Company entered into employment contracts with two of its officers, namely, Dean L. Julia and Michael D. Trepeta. The employment agreements provide for minimum annual salaries plus bonuses equal to 5% of pre-tax earnings (as defined) and other perquisites commonly found in such agreements. In addition, pursuant to the employment contracts, the Company granted the officers options to purchase up to an aggregate of 400,000 shares of common stock.

F-18

On August 22, 2007, the Company approved a three year extension of the employment contracts with two of its officers expiring on February 28, 2011. The employment agreements provided for minimum annual salaries with scheduled increases per annum to occur on every anniversary date of the contract and extension commencing on March 1, 2008. A signing bonus of options to purchase 150,000 shares granted to each executive were fully vested at the date of the grant and exercisable at $1.20 per share through August 22, 2017. Ten year options to purchase 50,000 shares of common stock are to be granted at fair market value on each anniversary date of the contract and extension commencing March 1, 2008. Termination pay of one year base salary based upon the scheduled annual salary of each executive officer for the next contract year, plus the amount of bonuses paid (or entitle to be paid) to the executive for the current fiscal year of the preceding fiscal year, whichever is higher.

On April 7, 2010, the Board of Directors approved a five-year extension of the employment contract of Dean L. Julia and Michael D. Trepeta to expire on March 1, 2015.  The Board approved the continuation of each officer’s current salary and scheduled salary increases on March 1st of each year. The Board also approved a signing bonus of stock options to purchase 200,000 shares granted to each officer which is fully vested at the date of grant and exercisable at $.50 per share through April 7, 2020; ten-year stock options to purchase 100,000 shares of Common Stock to be granted to each officer at fair market value on each anniversary date of the contract and extension thereof commencing March 1, 2011; and termination pay of one year base salary based upon the scheduled annual salary of each executive officer for the next contract year plus the amount of bonuses paid or entitled to be paid to the executive for the current fiscal year or the preceding fiscal year, whichever is higher.  In the event of termination, the executives will continue to receive all benefits included in the employment agreement through the scheduled expiration date of said employment agreement prior to the acceleration of the termination date thereof.

In July 2012, the Company approved and in January 2013 the Company implemented amending the employment agreements of Messrs. Julia and M. Trepeta to expire on February 28, 2017, subject to an automatic one year renewal on March 1, 2013 and on each March 1st thereafter, unless the Employment Agreement is terminated in accordance with its terms on or before December 30th of the prior calendar year. In the event of termination without cause, the executives will continue to receive all salary and benefits included in the employment agreement through the scheduled expiration date of said employment agreement prior to the acceleration of the termination date thereof, plus one year termination pay.

On May 28, 2013, the Company approved amending the employment agreements of Messrs. Julia and Trepeta to provide that each officer may choose an annual bonus equal to 5% of pre-tax earnings for the most recently completed year before deduction of annual bonuses paid to officers or, in the event majority control of the Company is acquired by a person or a group of persons during the prior fiscal year, the officer may choose to receive the aforementioned bonus or 1% of the control consideration paid by acquirer(s) to acquire majority control of the Company.

TRANSACTIONS WITH MAJOR CUSTOMERS –

The Company sells its products to a geographically diverse group of customers, performs ongoing credit evaluations of its customers and generally does not require collateral. During the year ended December 31, 2013 a customer accounted for approximately 8% of net revenues and for the year ended December 31, 2012 a customer accounted for approximately 5% of net revenues.  The Company holds on hand certain items that are ordered on a regular basis.

NOTE 11: SUPPLEMENTARY INFORMATION - STATEMENT OF CASH FLOWS

Cash paid during the years for:

	YEARS ENDED DECEMBER 31,
	2013	2012

Interest	$58,803	$62,689

Income Taxes	$–	$–

F-19

Non cash disclosures:

On December 12, 2013 a director of the Company was assigned the $350,000 note held by TCA Global. The note assigned was negotiated for extension of maturity date, to June 12, 2014, interest payable at 15%. Any outstanding balance and any accrued interest thereon may be converted into common stock at a price of $.30 per share. The Company may prepay the note without penalties. In December 2013, request was made to convert $28,000 of the note balance, into 93,334 shares of common stock.

NOTE 12: SEGMENT INFORMATION

Reportable operating segment is determined based on Mobiquity Technologies, Inc.'s management approach. The management approach, as defined by accounting standards which have been codified into FASB ASC 280, Segment Reporting,” is based on the way that the chief operating decision-maker organizes the segments within an enterprise for making decisions about resources to be allocated and assessing their performance. Our chief operating decision-maker is our Chief Executive Officer and Chief Financial Officer.

While our results of operations are primarily reviewed on a consolidated basis, the chief operating decision-maker also manages the enterprise in two operating segments: (i) Ace Marketing and Promotions, Inc. captures Branding & Branded Merchandise (ii) Mobiquity Networks represent our Mobil Marketing.

Corporate management defines and reviews segment profitability based on the same allocation methodology as presented in the segment data tables below:

	Ace Marketing & Promotions, Inc.	Mobiquity Networks Inc.	Total
Net sales	$2,995,032	162,500	$3,157,532
Operating (loss)	(3,775,827)	(1,795,529)	(5,571,356)
Interest income	274	–	274
Interest (expense)	(227,094)	–	(227,094)
Depreciation and amortization	(99,860)	(189,429)	(289,289)
Net Loss	(4,102,507)	(1,984,958)	(6,087,465)
Total assets at December 31, 2013	2,287,313	941,191	3,228,504

All intersegment sales and expenses have been eliminated from the table above.

NOTE 13. COMMITTED EQUITY FACILITY AGREEMENT/REGISTRATION RIGHTS AGREEMENT

On June 12, 2012, Mobiquity finalized a committed equity facility (the “Equity Facility”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”), whereby the parties entered into as of May 31, 2012 (i) a committed equity facility agreement (the “Equity Agreement”) and (ii) a registration rights agreement (the “Registration Rights Agreement”).

Committed Equity Facility Agreement

On June 12, 2012, the Company finalized an Equity Agreement with TCA. Pursuant to the terms of the Equity Agreement, for a period of twenty-four months commencing on the effective date of the Registration Statement (as defined herein), TCA shall commit to purchase up to $2,000,000 of the Company’s common stock (the “Shares”), pursuant to Advances (as defined below), covering the Registrable Securities (as defined below). The purchase price of the Shares under the Equity Agreement is equal to ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock during the five (5) consecutive trading days after the Company delivers to TCA an Advance notice in writing requiring TCA to advance funds (an “Advance”) to the Company, subject to the terms of the Equity Agreement.

F-20

The “Registrable Securities” include (i) the Shares; and (ii) any securities issued or issuable with respect to the Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

As further consideration for TCA entering into and structuring the Equity Facility, the Company shall pay to TCA a fee by issuing to TCA that number of shares of the Company’s common stock that equal a dollar amount of one hundred thousand dollars ($100,000) (the “Facility Fee Shares”). It is the intention of the Company and TCA that the value of the Facility Fee Shares shall equal $100,000. In the event the value of the Facility Fee Shares issued to TCA does not equal $100,000 after a ninth month evaluation date, the Equity Agreement provides for an adjustment provision allowing for necessary action to adjust the number of shares issued. In June 2012, the Company issued 196,078 shares of common stock as the initial Facility Fee Shares. As of December 31, 2013, a total of 8,000 shares have been issued and paid for pursuant to the Equity Facility.

Registration Rights Agreement

On June 12, 2012, the Company finalized the Registration Rights Agreement with TCA. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC’) to cover the Registrable Securities. The Company must use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC. On April 12, 2013, a Registration Statement was declared effective by the SEC covering the resale of up to 5,000,000 shares under the Equity Agreement.

NOTE 14: SUBSEQUENT EVENTS

There are no subsequent events required to be disclosed in the Notes to Financial Statements through the date of the report, except as follows:

Between January 1, 2014 and the date of this report, the Company has raised gross proceeds of $2,160,300 from the sale of its Common Stock (including $175,000 of the stock subscription receivables) at $.30 per share. In connection with this private placement offering, the Company has issued 7,201,000 shares of Common Stock and Class BB Warrants to purchase 3,600,500 shares of Common Stock at an exercise price of $.50 per share through December 15, 2017.

F-21

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Accounting fees and expenses	$10,000*
Legal fees*	15,000*
Miscellaneous and SEC filing fee	10,000*
Total	$35,000*
* Estimated

Item 14.   Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the U.S. Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15.   Recent Sales of Unregistered Securities

For the past three years, there were no sales of unregistered securities, except as follows:

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion

January 2011	Common Stock	150,000 shares and 200,000 Class E warrants	Services rendered; no commissions paid	Section 4(2)	Warrants exercisable at $.30 per share through August 31, 2013

March 2011	Common Stock and Class E Warrants	2,516,666 shares and 2,516,666 warrants	$755,000; no commissions paid	Rule 506	Warrants exercisable at $.30 per share through August 31, 2013

April 2011	Common Stock and Class E warrants	100,000 shares and Class E warrants to purchase 100,000 shares	Services rendered; no commissions paid	Rule 506	Warrants exercisable at $.30 per share through August 31, 2013

II-1

May 1/ June 2011	Common Stock and Class F Warrants	1,025,000 shares, Class F Warrants to purchase 1,025,000 shares and Class G Warrants to purchase 900,000 shares, respectively.	$461,250; no commissions Paid	Rule 506	Class F Warrants exercisable at $.50 per share through May 31, 2014, Class G Warrants exercisable at $.60 per share through May 31, 2014 August 31, 2013

July/August 2011	Common Stock and Class H Warrants	1,950,000 shares, 1,980,000 Warrants (includes 30,000 Warrants issued to Placement Agent)	$975,000; $15,000 commission paid	Rule 506	Class H Warrants exercisable at $.60 per share through July 31, 2014

September 2011	Common Stock	159,810 shares	Cashless exercise of Warrants; no commissions paid	Section 3(a)(9)	Warrants exercised on cashless basis

August/ September 2011	Common Stock	325,000 shares	Services rendered; no commissions paid	Section 4(2)	Not applicable.

August 2011	Common Stock	65,000 shares	Services rendered; no commissions paid	Section 4(2)	Not applicable.

December 2011	Common Stock	66,000	Services rendered; no Commissions paid	Section 4(2)	Not applicable.

January 2012	Common Stock and Class AA Warrants	958,338 shares and 287,504 warrants	$575,000; cash compensation totaling $76,750 (excluding legal fees) were paid.	Rule 506	Warrants exercisable at $.60 per share through January 18, 2016

February 2012	Common Stock	150,000 shares	Services rendered; no commissions paid	Section 4(2)	Not applicable

March –December 2012	Common Stock	197,860 shares	Penalty shares; no commissions paid	Rule 506	Not applicable

April & May 2012	Common Stock	535,000 shares	Services rendered; no commissions paid	Section 4(2)	Not applicable

April 2012	Common Stock	900,000 shares	$270,000 received from the exercise of warrants; no commissions paid	Rule 506	Not applicable

May 2012	Common Stock Options	370,000 options	Services rendered; no commissions paid	Section 4(2)	Not applicable
May 2012	Series 1 Preferred Stock (1)(6)	470,000 shares	$470,000 received; no commissions paid	Rule 506	Not applicable

II-2

June 2012	Common Stock	196,078 shares	Committed Equity Facility Agreement entered into; shares Issued as a fee in Connection with the Facility; no commissions paid	Section 4(2)	Not applicable

July 2012	Common Stock (2)	1,347,201 Shares (2)	$606,240 received; no commissions Paid	Rule 506	(2)

November 2012	Common Stock (3)	833,334 Shares(3)	Exchange of securities; no commissions Paid	Section 3(a)(9)	(3)

November 2012	Common Stock (4)	1,033,336	$301,000 received;	Rule 506	(4)

November 2012	Common Stock (5)	200,000 Shares	Services rendered; no commissions paid	Section 4(2)	Not applicable

(1)	The Series 1 Preferred Stock has the following conversion rights::

•	Automatic Conversion into Common Stock. Each Preferred Share shall automatically convert on March 31, 2013 into shares of the Company’s Common Stock (the “Common Shares”) based on a conversion price of the lower of $.60 per share or an amount equal to 90% of the average closing sales price for the Company’s Common Stock on the OTC Bulletin Board (or Pink Sheets) for the 20 trading days immediately preceding March 31, 2013, with a floor of $.45 per share. The number of shares of Common Stock issuable pursuant to the automatic conversion ranges from a minimum of 366,666 shares to a maximum of 488,888 shares.

•	Optional Conversion into Common Stock. Commencing July 1, 2012, each Preferred Share shall at the option of the holder become convertible into Common Shares based on a conversion price of the lower of $.60 per share or 85% of the average closing sales price for the Company’s Common Stock on the OTC Bulletin Board (or Pink Sheets) for the 20 trading days immediately preceding the Conversion Date, with a floor of $.45 per share.

•	Conversion Premium. Upon calculation of the number of Common Shares, the Preferred Shareholder is entitled to receive upon conversion of Series 1 Preferred Stock into Common Stock, the investor will receive an additional 8% premium. Accordingly, once the number of Common Shares is determined based upon the automatic conversion or optional conversion formulas set forth above, the investor will have that number of Common Stock multiplied by 1.08 (i.e. 108%) to determine the actual number of Common Shares to be issued upon conversion.

(2)	On July 10, 2012, the Company sold 1,347,201 shares of its Common Stock to various investors at $.45 per share subject to certain anti-dilution rights for a period of twenty four months. The Company received gross proceeds of $606,240 before offering costs. Each investor received Fixed Price Warrants to purchase 50% of the number of shares of Common Stock purchased in the Offering. The Fixed Price Warrants are exercisable at any time from the date of issuance through July 10, 2017 at an exercise price of $.55. Each investor also received a Warrant to purchase 20% of the number of shares that were purchased in the Offering (the “Milestone Warrants”). The Milestone Warrants will automatically be exercised without any additional consideration to be paid in the event the Company reports audited gross revenues of less than $5,000,000 for the period July 1, 2012 through June 30, 2013 unless the volume weighted average price for the Company’s Common Stock exceeds $1.00 per share for a period of at least 30 trading days prior to January 5, 2013. In January, 2013, we issued 673,598 shares pursuant to the anti-dilution rights of said securities.

(3)	Series 1 Preferred Stockholders have agreed to exchange 250,000 shares of Series 1 Preferred Stock for 833,334 shares of Common Stock and Warrants to purchase 416,667 shares exercisable at $.50 per share through December 15, 2017.

(4)	In November 2012, immediately prior to this offering, the Company raised $301,000 from the sale of 1,033,336 shares of Common Stock at $.30 per share. For every two shares of Common Stock sold in the private offering, the investor received one Warrant to purchase one share of Common Stock at $.50 per share exercisable through December 15, 2017. Warrants to purchase 501,668 shares of Common Stock were issued in connection with this Offering. No commissions were paid.

(5)	In June 2011, the Company hired the Placement Agent to furnish ongoing investor awareness and business advisory services, including, without limitation, assistance with investor presentations, identification and evaluation of financing transactions and introductions to broker/dealers and research analysts. For the period June 2011 through May 2012, the Company paid the Placement Agent $10,000 per month and 25,000 shares of restricted Common Stock. Effective June 1, 2012, a new one-year agreement was entered into for the Placement Agent to continue to provide the same investor awareness and business awareness services to the Company at a monthly cash cost of $10,000 and 100,000 restricted shares of Common Stock to be issued on a quarterly basis. On November 8, 2012, the Placement Agent and the Company agreed to terminate the advisory agreement which had an effective date of June 1, 2012, with 200,000 shares to be issued to Legend. On November 12, 2012, a new advisory agreement was entered into pursuant to which Legend received a five-year warrant to purchase 125,000 shares of Common Stock at an exercise price of $.35 per share. During July 2012, the Company also issued 5 year Warrants to purchase 37,250 shares exercisable at $.55 per share to a consultant, which are not reflected in the table above.

(6)	On March 31, 2013, based upon the current trading price of our outstanding Common Stock, the then outstanding 220,000 shares of Series 1 Preferred Shares automatically converted into 528,000 shares of Common Stock based upon a conversion price of $.45 per share and an 8% premium.

II-3

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion

Jan. – December 2013	Common Stock; Class BB Warrants; Placement Agent warrants; and options	18,445,000 shares and 9,222,500 warrants; 625,000 Placement Agent warrants; 500,000 options granted to counsel in lieu of cash	$5,533,500; cash compensation totaling $150,000 was paid.	Rule 506	Warrants exercisable at $.50 per share through December 15, 2017

January 2013	Warrants	600,000 shares (Note: 150,000 warrants vesting quarterly).	Services rendered; no commissions paid	Rule 506	Warrants exercisable at $.30 per share through Jan. 2017

January 2013	Common Stock	673,598 shares	Shares issued pursuant To anti-dilution rights; no additional monies Received by the Company and no commissions paid	Rule 506	Not applicable

January 2013	Common Stock	24,642 shares	Penalty shares; no commissions paid	Rule 506	Not applicable

January 2013	Common Stock	200,000 shares	Services rendered in the fourth quarter of 2012, but issued in Jan. 2013	Rule 506	Not applicable

March 2013	Common Stock	528,000 shares	Preferred Stock conversion; no commissions paid	Section 3(a)(9)	Not applicable

Feb. – December 2013	Common Stock and Options	1,780,000 shares; 500,000 Options (1)	Services rendered; no commissions paid	Rule 506	Options exercisable at $.30 per share through April 11, 2018

August 2013	Common Stock	258,327 shares	Shares issued pursuant to Milestone Warrants; no additional monies received by the Company and no commissions paid	Rule 506	Not applicable

Between January 1, 2014 and the date of this report, the Company has raised gross proceeds of $2,160,300 from the sale of its Common

Between January 1, 2014 and the date of this report, the Company has raised gross proceeds of $2,160,300 from the sale of its Common Stock (including $175,000 of the stock subscription receivables) at $.30 per share. In connection with this private placement offering, the Company has issued 7,201,000 shares of Common Stock and Class BB Warrants to purchase 3,600,500 shares of Common Stock at an exercise price of $.50 per share through December 15, 2017.

On March 31, 2014, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $15 million of shares of the Company’s common stock (the “Purchase Shares”) over the two-year term of the Purchase Agreement.

Upon execution of the Purchase Agreement, the Company issued 1,000,000 shares of its common stock to Aspire Capital in consideration for entering into the Purchase Agreement (the “Commitment Shares”) and sold 1,000,000 shares to Aspire Capital for an aggregate purchase price of $500,000 (the “Initial Shares”).  The Purchase Shares may be sold by the Company to Aspire Capital on any business day the Company selects in two ways: (1) through a regular purchase of up to 200,000 shares at a known price based on the market price of our common stock prior to the time of each sale, and (2) through a VWAP purchase of a number of shares up to 30% of the volume traded on the purchase date at a price equal to the lessor of the closing sale price or 95% of the volume weighted average price for such purchase date.

The issuance of the Commitment Shares, the Initial Shares and all other shares of common stock that may be issued from time to time to Aspire Capital under the Purchase Agreement is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act.

II-4

Item 16. Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation filed March 26, 1998 (1)
3.2	Amendment to Certificate of Incorporation filed June 10, 1999 (1)
3.3	Amendment to Certificate of Incorporation approved by stockholders on February 9, 2005(1)
3.4	Amendment to Certificate of Incorporation dated September 11, 2008 (11)
3.5	Amendment to Certificate of Incorporation dated October 7, 2009 (11)
3.6	Amendment to Certificate of Incorporation dated May 18, 2012 (11)
3.7	Amendment to Certificate of Incorporation dated September 10, 2013 (17)
3.8	Amended By-Laws (1)
4.1	Registration Rights Agreement (18)
5.1	Opinion of Morse & Morse, PLLC *
10.1	Employment Agreement - Michael Trepeta (2)
10.2	Employment Agreement - Dean Julia (2)
10.3	Amendments to Employment Agreement - Michael Trepeta (5)(7)
10.4	Amendments to Employment Agreement - Dean L. Julia (5)(7)
10.5	Joint Venture Agreement with Atrium Enterprises Ltd. (6)
10.6	Agreement with Aon Consulting (6)
10.7	Amendment to Exhibits 10.3 and 10.4 dated April 7, 2010 (10)
10.8	Office Lease for Garden City, NY (11)
10.9	Amendment to Employment Agreement – Dean L. Julia (11)
10.10	Amendment to Employment Agreement – Michael D. Trepeta (11)
10.11	Convertible Promissory Note (12)
10.12	Registration Rights Agreement dated June 12, 2012 by and between the Company and TCA (13)
10.13	Equity Agreement dated June 12, 2012 by and between the Company and TCA (13)
10.14	Amendment to Dean L. Julia’s Employment Agreement (16)
10.15	Amendment to Michael D. Trepeta’s Employment Agreement (16)
10.16	Common Stock Purchase Agreement with Aspire Capital (18)
10.17	Termination of TCA Registration Rights Agreement and Equity Agreement (18)
11.1	Statement re: Computation of per share earnings. See Statement of Operations and Notes to Financial Statements
14.1	Code of Ethics/Code of Conduct (15)
21.1	Subsidiaries of the Issuer (15)
23.1	Consent of Messineo & Co., CPA’s LLC (*)
23.2	Consent of DKM, Certified Public Accountants (*)
23.3	Consent of Morse & Morse, PLLC (See Exhibit 5.1)
99.1	2005 Employee Benefit and Consulting Services Compensation Plan(2)
99.2	Form of Class A Warrant (2)
99.3	Form of Class B Warrant (2)
99.4	Amendment to 2005 Plan (4)
99.5	Form of Class C Warrant (8)
99.6	2009 Employee Benefit and Consulting Services Compensation Plan (3)
99.7	Form of Class D Warrant (3)
99.8	Form or Class E Warrant(9)
99.9	Form of Class F Warrant (9)
99.10	Form of Class G Warrant (9)
99.11	Form of Class H Warrant (9)
99.12	Form of Class AA Warrant (11)
99.13	Form of Class BB Warrant (11)
101.INS	XBRL Instance Document (*)
101.SCH	XBRL Schema Document (*)
101.CAL	XBRL Calculation Linkbase Document (*)
101.DEF	XBRL Definition Linkbase Document (*)
101.LAB	XBRL Label Linkbase Document (*)
101.PRE	XBRL Presentation Linkbase Document (*)

II-5

_____________

* Filed herewith.

(2)	Incorporated by reference to Registrant’s Registration Statement on Form 10-SB/A filed with the Commission March 18, 2005.
(3)	Incorporated by reference to Form 10-K filed for the fiscal year ended December 31, 2009.
(4)	Incorporated by reference to the Registrant's Form 10-QSB/A filed with the Commission on August 18, 2005.
(5)	Incorporated by reference to the Registrant's Form 10-KSB for its fiscal year ended December 31, 2005.
(6)	Incorporated by reference to the Registrant's Form 10-KSB for its fiscal year ended December 31, 2006.
(7)	Incorporated by reference to the Registrant's Form 8-K dated September 21, 2007.
(8)	Incorporated by reference to the Registrant's Form 10-QSB for its quarter ended September 30, 2006.
(9)	Incorporated by reference to the Registrant's Form 10-K for its fiscal year ended December 31, 2010.
(10)	Incorporated by reference to the Registrant’s Form 10-Q for the quarter ended June 30, 2011.
(11)	Incorporated by reference to the Registrant's Form 10-K for its fiscal year ended December 31, 2012.
(12)	Incorporated by reference to the Registrant’s Form 8-K dated June 14, 2012.
(13)	Incorporated by reference to the Registrant’s Form 8-K dated June 15, 2012.
(14)	Incorporated by reference to the Registrant’s Form 8-K dated June 6, 2013.
(15)	Incorporated by reference to the Registrant's Form 10-K for its fiscal year ended December 31, 2013.
(16)	Incorporated by reference to Form 8-K filed June 6, 2013.
(17)	Incorporated by reference to Form 8-K filed September 11, 2013.
(18)	Incorporated by reference to Form 8-K filed April 1, 2014.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-6

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in Garden City, New York, on April 14, 2014.

MOBIQUITY TECHNOLOGIES, INC.

By:	/s/ Dean L. Julia
Name: Dean L. Julia
Title: Co-Chief Executive Officer (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dean L. Julia	Co-Chief Executive Officer (Principal Executive Officer), Secretary, Director	April 14, 2014
Dean L. Julia

/s/ Sean McDonnell	Chief Financial Officer (Principal Financial Officer)	April 14, 2014
Sean McDonnell	(Principal Accounting Officer)

/s/ Michael D. Trepeta	Co-Chief Executive Officer, President, Director	April 14, 2014
Michael D. Trepeta

/s/ Sean Trepeta	Director	April 14, 2014
Sean Trepeta

/s/ Thomas Arnost	Chairman of the Board	April 14, 2014
Thomas Arnost

II-7